EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re Axion International, Inc.[1] Debtors.	Chapter 11 Case No.: 15-12415 (CSS) (Jointly Administered)

JOINT PLAN OF LIQUIDATION

BAYARD, P.A.

Scott Cousins (No. 3079)

Justin R. Alberto (No. 5126)

222 Delaware Ave., Suite 900

Wilmington, DE 19801

Telephone: (302) 655-5000

Facsimile: (302) 658-6395

Email: scousins@bayardlaw.com

Email: jalberto@bayardlaw.com

Counsel to the Debtors and Debtors-in-Possession

STEVENS & LEE, P.C.

John D. Demmy (No. 2802)

919 N. Market Street, Suite 1300

Wilmington, DE 19801

Telephone: (302) 654-5180

Facsimile: (302) 654-5181

Email: jdd@stevenslee.com

Counsel to Allen Kronstadt and Plastic Ties, LLC

LAW OFFICES OF SANDRA MAYERSON

Sandra E. Mayerson

136 E. 64th Street, Suite 11E

New York, NY 10065

Telephone: (917) 446-6884

Facsimile: (212) 750-1906

Email: sandy@sandymayersonlaw.com

-and-

MORRIS JAMES LLP

Eric J. Monzo (No. 5214)

500 Delaware Avenue, Suite 1500

Wilmington, DE 19801-1494

Telephone: (302) 888-6800

Facsimile: (302) 571-1750

Email: emonzo@morrisjames.com

Co-Counsel for the Official Committee of Unsecured Creditors

Dated: March 7, 2016

1        The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Axion International, Inc. [1880], Axion International Holdings, Inc. [6389], Axion Recycled Plastics Incorporated [5048]. The address of the Debtors’ corporate headquarters is 4005 All American Way, Zanesville, OH 43701.

Axion Joint Chapter 11 Liquidating Plan

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME			2

A.	Rules of Interpretation.		2

B.	Computation of Time.		3

C.	Defined Terms.		3

ARTICLE II.	Summary of the Plan		16

A.	The Global Settlement		16

ARTICLE III. PAYMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS			19

A.	Administrative Claims Bar Date		19

B.	Administrative Claims		19

C.	Professional Fees		20

D.	Priority Tax Claims		20

ARTICLE IV. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS			21

A.	Summary		21

B.	Limited Substantive Consolidation		21

C.	Summary		22

D.	Classification and Treatment of Claims and Equity Interests		22

	1.	Class 1—Secured Claims of DIP Lender	22

	2.	Class 2—Secured Claims of Kronstadt	23

	3.	Class 3—Secured Claims of the State of Ohio	24

	4.	Class 4—Secured Claims of Community Bank	24

	5.	Class 5—All Other Secured Claims	24

	6.	Class 6—Other Priority Non-Tax Claims	26

	7.	Class 7—General Unsecured Claims	26

	8.	Class 8—General Unsecured Convenience Claims of $500 or less	28

	9.	Class 9—Equity Interests	29

E.	Cramdown and No Unfair Discrimination		29

F.	Elimination of Vacant Classes		29

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN			29

A.	Sale and Global Settlement		29

Axion Joint Chapter 11 Liquidating Plan

B.	Vesting of Assets and Dissolution		30

C.	The Settlement Trust and Liquidating Debtor		32

	1.	Establishment and Administration of Settlement Trust	32

	2.	Assets of the Settlement Trust	32

	3.	Rights and Powers of the Distribution Agent and the Settlement Trust and the Settlement Trustee	33

	4.	Appointment of a Settlement Trustee and the Settlement Trust Oversight Committee	34

	5.	Settlement Trust Distributions	35

	6.	Reporting Requirement of Settlement Trust	36

D.	Directors/Officers/Equity Interests/Professionals of the Debtors on the Effective Date		36

E.	Operations of the Debtors Between the Confirmation Date and the Effective Date		36

F.	Term of Injunctions or Stays		36

G.	Corporate Action		36

H.	Cancellation of Existing Agreements and Existing Common Stock		37

I.	Authorization of Plan-Related Documentation		37

J.	Dissolution of Committee		38

K.	Exemption from Certain Fees and Taxes.		38

L.	Closing of the Bankruptcy Cases		38

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES			38

A.	Rejection of Executory Contracts and Unexpired Leases		38

B.	Rejection Damages Claims		39

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS			39

A.	Manner of Payment under the Plan		39

B.	Timing of Distributions		39

C.	Expense of Distributions		39

D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions		40

E.	Allocation of Plan Distributions between Principal and Interest.		40

F.	De Minimis Distributions		41

G.	No Distribution in Excess of Allowed Amount of Claim		41

H.	Setoffs		41

I.	Compliance with Tax Requirements		41

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J.	Release of Liens		41

K.	Preservation of Subordination Rights		42

L.	Books and Records; Privilege Matters		42

ARTICLE VIII. PROCEDURES FOR RESOLVING DISPUTED CLAIMS			43

A.	Claims Objections		43

B.	Estimation of Claims		43

C.	Claims Paid or Payable to Third Parties		43

	1.	Claims Paid by Third Parties; Recourse to Collateral	43

	2.	Claims Payable by Insurance, Third Parties; Recourse to Collateral	44

	3.	Applicability of Insurance Policies	44

D.	Expungement or Adjustment to Claims Without Objection		44

E.	No Distributions Pending Allowance		44

F.	Distributions After Allowance		45

G.	Preservation of Rights to Settle		45

H.	Disallowed Claims		45

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE OF THE PLAN			45

A.	Condition Precedent to Confirmation		45

B.	Conditions Precedent to the Effective Date		46

C.	Waiver of Conditions		47

D.	Satisfaction of Conditions		47

E.	Effect of Nonoccurrence of Conditions		47

ARTICLE X. SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS			47

A.	Compromise and Settlement of Claims, Equity Interests and Controversies		47

B.	Exculpation		48

C.	Releases by the Releasing Parties		48

D.	Third Party Releases		49

E.	Injunctions Relating to Releases		49

F.	Injunctions to Protect Estate Assets		50

ARTICLE XI. RETENTION OF JURISDICTION			50

A.	Retention of Bankruptcy Court Jurisdiction		50

ARTICLE XII. MODIFICATION AND REVOCATION OF THE PLAN			53

A.	Immediate Binding Effect		53

B.	Modification of the Plan		53

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C.	Revocation or Withdrawal of the Plan	54

ARTICLE XIII. MISCELLANEOUS PROVISIONS		54

A.	Payment of Statutory Fees	54

B.	Governing Law	54

C.	Corporate Action	54

D.	Severability of Plan Provisions	55

E.	Successors and Assigns	55

F.	Reservation of Rights	55

G.	Further Assurances	55

H.	Notice and Service of Documents	56

I.	Conflicts	56

J.	Governing Law	56

K.	Books and Records	56

L.	Termination of Injunctions or Stays	56

M.	Plan Supplement	57

N.	Determination of Tax Liability	57

O.	Post-Effective Date Fees and Expenses	57

P.	Entire Agreement	57

Q.	Closing of Bankruptcy Cases	57

R.	Change of Control Provisions	57

S.	Substantial Consummation	57

T.	Termination of the Claims Agent	58

U.	No Admission Against Interest	58

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EXHIBITS

Exhibit A             Settlement Trust Agreement

Exhibit B             Source and Use of Funds Schedule

Exhibit C             Bidding Procedures

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INTRODUCTION

Pursuant to section 1121(c) of the Bankruptcy Code, the Debtors,2 the Official Committee of Unsecured Creditors, Allen Kronstadt and Plastic Ties, LLP, jointly as the Plan Proponents, respectfully propose this Plan for the resolution of the outstanding Claims against and any Equity Interests in the Debtors. The Plan is a liquidating plan and does not contemplate the continuation of the Debtors’ businesses. Each of the above-named Persons is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement (as defined herein), distributed contemporaneously herewith, for a discussion of the Debtors’ history, business, properties, and operations; a summary and analysis of this Plan; and certain related matters.

Nothing contained herein shall constitute an offer, an acceptance, or a legally binding obligation of any party in interest. This Plan is subject to approval of the Bankruptcy Court and other customary conditions. This Plan is not an offer with respect to any securities. This is not a solicitation of acceptances or rejections of the Plan. Acceptances or rejections with respect to this Plan may not be solicited until a disclosure statement has been approved by the United States Bankruptcy Court for the District of Delaware in accordance with section 1125 of the Bankruptcy Code. Such a solicitation will only be made in compliance with applicable provisions of securities and bankruptcy laws. YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE (INCLUDING IN CONNECTION WITH THE PURCHASE OR SALE OF THE DEBTORS’ SECURITIES) PRIOR TO THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT. ALL HOLDERS OF CLAIMS OR INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

This Plan embodies a settlement among the Plan Proponents pursuant to which: (a) substantially all the assets of the Debtors will be sold at auction; (b) Allen Kronstadt and Plastic Ties, LLP will be allowed to credit bid at such auction, and (c) the Committee will receive cash either directly from Kronstadt or from the proceeds of Sale of the Debtors’ assets as a Carve-out from the Liens of Kronstadt and Plastic Ties, as more fully described below, Avoidance Actions from the Debtors, and other consideration from Debtors, Kronstadt and Plastics Ties in settlement of the Lien Challenge and the Trustee Motion.

THIS PLAN WAS COMPILED FROM INFORMATION OBTAINED FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTORS’ KNOWLEDGE, INFORMATION AND BELIEF. NO GOVERNMENTAL AUTHORITY HAS PASSED ON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

2           All capitalized terms not defined in this introduction shall have the same meanings set forth in Article I of this Plan.

Axion Joint Chapter 11 Liquidating Plan

NOTHING STATED HEREIN SHALL BE DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN STATEMENTS CONTAINED HEREIN, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

THE STATEMENTS CONTAINED HEREIN ARE MADE AS OF THE DATE HEREOF, UNLESS ANOTHER TIME IS SPECIFIED. THE DELIVERY OF THIS PLAN SHALL NOT BE DEEMED OR CONSTRUED TO CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF.

HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PLAN AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. THEREFORE, EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE PLAN AND THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

A.           Rules of Interpretation.

For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified, supplemented or restated from time to time; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words “hereof”, “herein”, “hereto”, “hereunder” and comparable terms refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) the words “include”, “includes” and “including” shall not be limiting and shall be deemed to be followed by “without limitation” whether or not they are, in fact, followed by such words or words of like import; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) any capitalized term used in the Plan that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (j) in the event of any inconsistency between the terms of the Plan and the terms of the Disclosure Statement, the terms of the Plan shall control; and (k) in the event of any inconsistency between the terms of the Plan and the terms of the Liquidation Trust Agreement, the terms of the Plan shall control.

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B.           Computation of Time.

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

C.           Defined Terms.

When used in capitalized form in the Plan, the following terms shall have the respective meanings assigned to such terms below. Terms defined in the Disclosure Statement (and not otherwise defined herein) shall have the same meanings when used herein. Any term used in the Plan, whether or not capitalized, that is not defined in the Plan or Disclosure Statement, but is defined in the Bankruptcy Code or Bankruptcy Rules, has the meaning set forth in the Bankruptcy Code or the Bankruptcy Rules. Such terms will typically be capitalized.

“Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority in payment under Bankruptcy Code sections 507(a)(2), 507(b) or 1114(e)(2), including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) any indebtedness or obligations incurred or assumed by the Debtors after the Petition Date in the ordinary course of business in connection with the conduct of their business; (c) any Professional Fees incurred before the Effective Date and allowed by the Bankruptcy Court; (d) all fees and charges assessed against the Estates under Chapter 123 of title 28 of the United States Code, sections 1911-30; (e) obligations designated as Allowed Administrative Claims or Superiority Claims pursuant to an order of the Bankruptcy Court and (f) Claims under section 503(b)(9) of the Bankruptcy Code.

“Administrative Claim Bar Date” means the bar date or last date for the filing any request for payment of Administrative Claims, exclusive of Professional Fee Claims, for Administrative Claims that have accrued between the Petition Date and March 21, 2016, which the Court has ordered is [April 22, 2016].

“Allowed” means, with reference to any Claim or Equity Interest, except as otherwise provided herein:

(a)          a Claim or Equity Interest that has been Scheduled by a Debtor in its Schedules as other than disputed, contingent or unliquidated and as to which such Debtor, the Liquidating Debtor, Settlement Trustee or any other party in interest has not timely Filed an objection in accordance with Article VIII of the Plan;

(b)          a Claim or Equity Interest that is not a Disputed Claim or Equity Interest or has been allowed by a Final Order;

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(c)          a Claim or Equity Interest that is allowed (i) in any stipulation with a Debtor concerning the amount and nature of such Claim or Equity Interest executed prior to the Confirmation Date and approved by the Bankruptcy Court upon proper notice to the Debtors and other parties in interest; (ii) in any stipulation with a Debtor concerning the amount and nature of such Claim or Equity Interest executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court or (iii) in any contract, instrument, indenture or other agreement entered into or assumed pursuant to the Plan;

(d)          a Claim relating to a rejected executory contract or unexpired lease that (i) is not a Disputed Claim or (ii) has been allowed by a Final Order, in either case only if a Proof of Claim has been timely Filed in accordance with Article VIII, of the Plan or has otherwise been deemed timely Filed under applicable law;

(e)          a Claim or Equity Interest that is allowed pursuant to the terms of the Plan; provided, however, unless otherwise specified herein or by order of the Bankruptcy Court; or

(f)          a Claim or Equity Interest for which a proof of claim has been timely filed and to which no party in interest has timely objected.

Claims or Equity Interests allowed solely for the purpose of voting on the Plan pursuant to an Order of the Bankruptcy Court shall not be construed as “Allowed” hereunder.

“Avoidance Actions” means (a) any and all actions and the proceeds thereof that are Filed or that may be Filed pursuant to the provisions of Bankruptcy Code sections 502(d), 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553, or applicable nonbankruptcy state or common law or federal statute that may be incorporated or brought under the foregoing sections of the Bankruptcy Code; or (b) any other similar actions or proceedings to recover property for or on behalf of the Estates or to avoid a lien or transfer; whether or not litigation is commenced, and including the Debtors’ rights of set off, recoupment, contribution, reimbursement, subrogation or indemnity (as those terms are defined by non-bankruptcy law of the relevant jurisdiction).

“Ballot” means any ballot distributed with the Disclosure Statement upon which holders of Impaired Claims entitled to vote on the Plan shall (i) indicate their acceptance or rejection of the Plan and (ii) make the election to have a Class 7 General Unsecured Claims treated as a Class 8 Convenience Claim.

“Bankruptcy Cases” means, collectively, the Debtors’ bankruptcy cases under Chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court and jointly administered under Case No. 15-12415.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in title11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date, together with all amendments and modifications thereto that are subsequently made applicable to these Bankruptcy Cases.

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“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended from time to time, as applicable to the Bankruptcy Cases, promulgated under 28 U.S.C. § 2075 and the Local Rules of the Bankruptcy Court, and any standing orders governing practice and procedure issued by the Bankruptcy Court or the District Court for the District of Delaware, each as in effect on the date hereof.

“Bar Date(s)” means that date which is the last day for filing Proofs of Claims or Interests set by the Bankruptcy Court, which in this Bankruptcy Case is [April 22], 2016 for Administrative Claims; [June 2], 2016 for Claims of Government Units; and [April 29], 2016 for all other Claims and Equity Interests.

“Bid Deadline” means the last date by which a bidder may submit a bid to purchase any of the Sale Assets.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Carve-out” means an amount of money carved out of a Secured Creditor’s Lien for the benefit of a particular Person or Entity, such that any such Person or Entity, as specifically identified in this Plan, can receive assets of the Debtors ahead of the Secured Creditor free and clear of Liens, Claims and encumbrances, that would otherwise attach to said assets,. In these Bankruptcy Cases, Kronstadt and Plastic Ties have agreed to the following Carve-Outs:

(a)          a Carve-out of $900,000 for Professional Fees as set forth in and subject to the Financing Orders; and

(b)          a Carve-out of $312,500 for General Unsecured Creditors which becomes effective upon Confirmation of this Plan.

“Cash” or “$” means legal tender of the United States of America and equivalents thereof.

“Causes of Action” means any and all actions, causes of action, claims, rights, defenses, liabilities, obligations, executions, choses in action, controversies, rights (including rights to legal remedies, rights to equitable remedies, rights to payment), suits, debts, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims whatsoever, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, choate or inchoate, existing or hereafter arising, suspected or unsuspected, foreseen or unforeseen, and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, solely to the extent that such constitute a “commercial tort” under the Uniform Commercial Code, but exclusive of all Avoidance Actions.

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“Claim” means a “claim” against the Debtor, as defined in Bankruptcy Code section 101(5), whether or not asserted.

“Claims Agent” means Epiq Bankruptcy Solutions, LLC.

“Claims Objection Deadline” means the date that is one hundred and eighty (180) days after the Effective Date or such later date as may be extended by order of the Bankruptcy Court by the filing of a motion on notice to only Bankruptcy Rule 2002 service list.

“Claims Register” means the official register of Claims maintained by the Claims Agent.

“Class” means a category of Claims or Equity Interests pursuant to section 1122(a) of the Bankruptcy Code as described in Article IV of the Plan.

“Committee” means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Bankruptcy Cases pursuant to section 1102 of the Bankruptcy Code.

“Community Bank” means The Community Bank of Zanesville, Ohio, a Secured Creditor of Debtors International and Recycling.

“Community Bank Collateral” means that certain property and equipment of the Debtors on which Community Bank has a lien pursuant to those certain Security Agreements between (a) The Community Bank and Axion International, Inc.; (b) The Community Bank and Axion Recycled Plastics Incorporated, all dated November 13, 2013, and pursuant to UCC-1’s filed by The Community Bank in Ohio, Delaware and Texas.

“Confirmation” means the entry of the Confirmation Order.

“Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Code section 1128(a) to consider Confirmation of the Plan in accordance with Bankruptcy Code section 1129, as such hearing may be adjourned or continued from time to time.

“Confirmation Hearing Date” means the date on which the Confirmation Hearing is first commenced.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Consummation” means the occurrence of the Effective Date.

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“Convenience Claim” means any Claim that would otherwise be an Allowed Class 7 General Unsecured Claim against the Debtors but which is in an amount (a) equal to or less than $500.00, or (b) greater than $500.00, but which is reduced to $500.00 and reclassified as a Class 8 Convenience Claim by a written election of the holder of such Claim in full satisfaction, discharge and release of such Claim; provided, however, that only holders of General Unsecured Claims against the Debtors otherwise included in Class 7 may elect to reduce their Claims to qualify for treatment as a Class 8 Convenience Claim. All Claims that would otherwise be Allowed Class 7 Claims of a single holder will be aggregated and treated as a single Allowed Class 7 Claim for purposes of determining such holder’s entitlement to elect Convenience Claim treatment. Any holder of a Class 7 Claim that would not otherwise have been classified as a Class 8 Convenience Claim but for the election by such holder to reduce its Claim to $500.00 will not receive any other distributions under the Plan on account of such Claim.

“Convenience Class” means the Class of creditors who are Holders of Convenience Claims.

“Creditor” means the Holder of a Claim against any Debtor or its Estate.

“Cure Claim” means a monetary Claim based upon the Debtors’ defaults under any Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code.

“Cure Notice” means a notice of a proposed amount to be paid on account of a Cure Claim in connection with an Executory Contract or Unexpired Lease to be assumed or assumed and assigned under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include (a) procedures for objecting to proposed assumptions or assumptions and assignments of Executory Contracts and Unexpired Leases, (b) Cure Claims to be paid in connection therewith, and (c) procedures for resolution by the Court of any related disputes.

“Debtor” means any one of the Debtors, in its individual capacity, as a debtor and debtor in possession in the Bankruptcy Cases.

“Debtors” means Axion International, Inc.; Axion International Holdings, Inc.; and Axion Recycled Plastics Incorporated, all as debtors and debtors-in-possession in the Bankruptcy Cases.

“Deficiency Claim” means any portion of an otherwise Secured Claim to the extent (i) the value of the Holder’s Claim in the applicable Estate’s interest in the property securing such Claim is less than the amount of the claim, or (ii) the amount of a Claim subject to setoff is less than the Allowed Amount of the Claim, each as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code. An Allowed Deficiency Claim is a General Unsecured Claim.

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“Disallowed Claim” means a Claim or Equity Interest (a) or any portion thereof, that has been disallowed by a Final Order; (b) that is Scheduled as zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim or Interest has been timely Filed or deemed timely Filed with the Claims Agent pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law; (c) that has not been Scheduled and as to which no Proof of Claim or Interest has been timely Filed or deemed timely Filed with the Claims Agent pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law; (d) which is disallowed in accordance with section 502(d) of the Bankruptcy Code; (e) which has been withdrawn in whole or in part; (f) which has been reclassified, expunged, subordinated, or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any Proof of Claim; (g) which is unenforceable to the extent provided in section 502(b) of the Bankruptcy Code; or (h) which is for reimbursement or contribution that is contingent as of the time of allowance or disallowance of such Claim or Equity Interest. In each case, a Disallowed Claim or Equity Interest is Disallowed only to the extent of the disallowance, withdrawal, reclassification, expungement, subordination or estimation.

“DIP Lender” means Plastic Ties Financing LLC, a Proponent of this Plan.

“DIP Obligations” means all amounts owed to the DIP Lender pursuant to the Financing Orders.

“Disclosure Statement” means the written disclosure statement (including all exhibits and schedules thereto) that relates to the Plan, as the same may be amended, supplemented, revised or modified from time to time, as approved by the Bankruptcy Court pursuant to the Disclosure Statement Approval Order.

“Disclosure Statement Approval Order” means the Final Order approving, among other things, the adequacy of the Disclosure Statement pursuant to Bankruptcy Code section 1125.

“Disputed Claim” means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and in relation to a Class, a Disputed Claim in the particular Class described.

“Disputed Claims Reserve” means one or more segregated accounts for the payment of Disputed Claims that become Allowed Claims after the Effective Date, which reserve accounts shall be held in trust and maintained by the Settlement Trustee for the benefit of the Holders of Disputed General Unsecured Claims whose claims have become Allowed and by the Distribution Agent for the benefit of the Holders of all other Disputed Claims which become Allowed.

“Distribution” means the distributions to be made in accordance with the Plan of, as the case may be: (a) Cash or (b) any other consideration or residual value distributed to Holders of Allowed Claims under the terms and provisions of the Plan.

“Distribution Agent” means the agent of the Debtors responsible for making all Distributions under the Plan except Distributions to General Unsecured Creditors. The Debtors have designated Don Fallon as their Distribution Agent.

“Distribution Date” means the date on which a Distribution is made pursuant to this Plan.

“EisnerAmper” means EisnerAmper LLP.

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“Effective Date” means that date following the Confirmation Date on which all conditions to consummation to the Plan shall have been satisfied or waived as provided in Article IX hereof.

“Equity Interest” or “Interest” means, with respect to a Debtor, as of the Petition Date, any capital stock or other ownership interest in such Debtor, whether or not transferable, and any option, call, warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in such Debtor, and any redemption, conversion, exchange, voting, participation, dividend rights, and liquidation preferences relating to such capital stock or other ownership interest.

“Estates” means the estate of each of the Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Bankruptcy Cases.

“Exculpated Parties” mean, collectively, each of the following parties in their respective capacities as such: (a) the Debtors, and their officers, directors, and employees as it relates to their post-petition conduct; (b) the Committee, and (c) each member of the Committee (solely in their capacity as members of the Committee and not in their individual capacities), (d) the Kronstadt Parties, (e) the Settlement Trustee, (f) the Distribution Agent, (g) the respective professionals of the Debtors and the Committee whose retentions were authorized by order of the Bankruptcy Court and (h) the respective professionals of the Kronstadt Parties and the Settlement Trustee.

“Executory Contract” means a contract to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“File,” “Filed,” or “Filing” means file or filed or filing on the Bankruptcy Court’s docket for the Bankruptcy Cases or, in the case of a Proof of Claim, filed with the Claims Agent.

“Final Order” means an order of the Bankruptcy Court (x) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (y) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (z) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order is appealed, (ii) certiorari has been denied as to such order, or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions having been taken’ provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous Bankruptcy Rule, may be filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.

“Financing Orders” means the orders entered by the Court on December 4, 2015 [Docket No. 24] and February 26, 2016 [Docket No. 227] authorizing the Debtors to obtain debtor-in-possession financing from the DIP Lender.

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“General Bar Date” means the last date for filing Proofs of Claim for General Unsecured Claims as ordered by the Bankruptcy Court, which in these Bankruptcy Cases is [April 29], 2016 at 4:00 p.m. prevailing Eastern Time.

“General Unsecured Claim” means any Claim against the Debtors that is not an Administrative Claim, a Secured Claim, a Priority Tax Claim or a Priority Non-Tax Claim; provided, however, that Kronstadt has agreed as part of and subject to approval of the Global Settlement that none of his Claims which are not Secured Claims, whether by subrogation, Deficiency Claim, or otherwise, constitute General Unsecured Claims, and Kronstadt is forever barred from asserting General Unsecured Claims in these Bankruptcy Cases.

“Global Settlement” means that certain settlement agreement among the Settlement Parties (including the Debtors, the Committee, the members of the Committee, Kronstadt, the DIP Lender, Washington Amigos, the Debtors’ Professionals and the Committee’s Professionals) as embodied in this Plan, the written terms of which were marked as Exhibit A at the hearing held before the Bankruptcy Court on February 26, 2016. The Confirmation Hearing will constitute a hearing on approval of the Global Settlement, and the Plan Proponents will seek entry of a Confirmation Order including provisions approving the Global Settlement.

“Gordian” means Gordian Group, LLC, the Debtors’ investment banker responsible for marketing the Debtors.

“Holder” means any Entity holding a Claim or an Equity Interest.

“Holdings” means Axion International Holdings, Inc., one of the Debtors in these Bankruptcy Cases.

“Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired with the meaning of section 1124 of the Bankruptcy Code.

“Impaired Class” means a Class of Claims or Equity Interests that are Impaired.

“Industrial Rigging” means Industrial Rigging Service of Central Texas, Inc.

“Initial Distribution Date” means the date on which the initial Distributions are made to Holders of Allowed Claims, which shall be as soon as practicable after the Effective Date, taking into account pending Claims objections.

“Intercompany Claims” means any Claim, Cause of Action, remedy or Administrative Claim asserted by a Debtor against the other Debtor, as applicable.

“Internal Revenue Code” means title 26 of the United States Code, as amended from time to time.

“International” means Axion International, Inc., one of the Debtors in these Bankruptcy Cases.

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“IRS” means the Internal Revenue Service.

“Kronstadt” means Allen Kronstadt, an individual Secured Creditor of certain of the Debtors and a Plan Proponent.

“Kronstadt Collateral” means the Debtors’ assets which secure Kronstadt’s pre-petition Liens, as well as, the Debtors’ assets securing the post-petition adequate protection and replacement liens granted to Kronstadt by the Financing Orders, which pursuant to the Global Settlement, the Settlement Parties have agreed has a value for credit bidding purposes of $5,209,295. For the avoidance of doubt, the Debtors and Kronstadt have stipulated that the Kronstadt Collateral does not include a pre-petition Lien on Causes of Action or any assets of Recycling.

“Kronstadt Parties” means Kronstadt, Plastic Ties and Washington Amigos.

“Kronstadt Secured Claim” means Kronstadt’s pre-petition Claim which is Secured by the Kronstadt Collateral and is stipulated by the Settlement Parties to be in the amount of 5,209,295. To the extent that the Kronstadt Collateral proves to be worth less than 5,209,295, Kronstadt has agreed as part of, and subject to approval of, the Global Settlement, not to assert a Deficiency Claim against the Debtors, and upon Confirmation of this Plan and approval of the Global Settlement, and subject to the occurrence of the Effective Date, such Deficiency Claim will be forever barred.

“Lien” means, with respect to any asset or property (or the rents, revenues, income., profits, or proceeds therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages or hypothecation to secure payment of a debt or performance of an obligation, liens, pledges, attachments, charges, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or property, or upon the rents, revenues, income profits, or proceeds therefrom; or (b) any arrangement, express or implied, under which any property is transferred, sequestered, or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of General Unsecured Creditors.

“Lien Challenge” means the challenges to the extent, validity, and priority of the Kronstadt Lien and the Liens of the DIP Lender and the other Estate causes of action (as more fully defined and described in the Committee motion filed at Docket No. 145 with respect to which the Committee requested, and the Bankruptcy Court granted, derivative standing for the Committee to pursue such Lien Challenge [Docket Nos. 226 and 250]. Pursuant to the Global Settlement, the Committee has agreed to settle the Lien Challenge, subject to approval of the Global Settlement, in consideration of the Kronstadt Parties’ providing funding to the Debtors pursuant to the Financing Orders and their support of this Plan, including the contribution of $312,500 to the Settlement Trust for the benefit of General Unsecured Creditors either directly from Kronstadt in Cash or as a Carve-out from the proceeds of the Sale of the Sale Assets; and the contribution of the Avoidance Actions by the Debtors to the Settlement Trust free and clear of all Liens, claims, and encumbrances.

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“Lien Challenge Deadline” means the last date on which the Committee can file a complaint to pursue the Lien Challenge. Pursuant to the Global Settlement, the Committee has agreed not to take any action on the Lien Challenge pending Confirmation. The Bankruptcy Court has extended the Lien Challenge deadline to May 11, 2016, which is estimated to be two (2) business days after the Effective Date. If the Plan is Confirmed, the Lien Challenge Deadline will expire two (2) business days after the Confirmation Date. If it is not confirmed, the Committee can choose to pursue the Lien Challenge.

“Liquidating Debtor” means International after the Effective Date.

“McClennan County Ad Valorem Taxes” means the ad valorem taxes asserted by McClennan County.

“Ohio Secured Claim” means the Allowed Claim of the State of Ohio to the extent it is Secured by assets of the Debtors.

“Order(s)” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any case or the docket of any other court of competent jurisdiction.

“Other Priority Claims” means any and all Allowed Claims accorded priority in right of payment under section 507(a) of the Bankruptcy code, other than a Priority Tax Claim.

“Other Secured Claim” means a Claim that is secured by a Lien which is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which the Estate has an interest, or a Claim that is subject to setoff under section 553 of the Bankruptcy Code; to the extent of the value of the Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order pursuant to section 506(a) of the Bankruptcy Code, or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtors and the Holder of such Claim. If the amount of any Claim exceeds the value of the Holder’s interest in the Estate’s interest in property or the amount subject to setoff, it shall be treated as a General Unsecured Claim to the extent Allowed. For the avoidance of doubt, parties to true leases which have filed protective Uniform Commercial Code financing statements will be treated as parties to unexpired leases and not as Holders of Other Secured Claims.

“Person” means a “person,” as defined in section 101(41) of the Bankruptcy Code.

“Petition Date” means December 2, 2015.

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“Plan” means this chapter 11 plan, including all exhibits and schedules annexed hereto or otherwise incorporated herein, and the documents contained in the Plan Supplement, either in its present form or as it may be altered, amended, modified, revised or supplemented from time to time.

“Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to the Plan.

“Plastic Ties” means the DIP Lender, Plastic Ties Financing, LLC.

“Plan Proponents” or “Proponents” means the Debtors, the Committee, Kronstadt and Plastic Ties, who are jointly proposing this Plan.

“Priority Non-Tax Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

“Priority Tax Claim” means a Claim of a “governmental unit” (as such term is defined in section 101(27) of the Bankruptcy Code) of the kind specified in, and entitled to priority under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

“Pro Rata Share” means, with reference to any Distribution on account of any Allowed Claim in any Class, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of Allowed Claims of the same Class (to the extent required for an interim Distribution and any reserve for Disputed Claims).

“Professional” means a Person or Entity (a) employed by the Debtors or the Committee pursuant to a Final Order in accordance with sections 327, 328 or 1103 of the Bankruptcy Code.

“Professional Expenses” means a Claim for the expenses incurred by the Professionals in connection with services rendered in these Bankruptcy Cases from the Petition Date through the Effective Date for which a Professional seeks an award under section 328, 330, 331 and/or 503(b) of the Bankruptcy Code.

“Professional Fees” means a claim for the fees for professional services rendered and expenses incurred in connection with such services by Professionals on and after the Petition Date and prior to and including the Effective Date for which a Professional seeks an award under sections 328, 330, 331, and/or 503(b) of the Bankruptcy Code. Pursuant to the Global Settlement, the Professional Fees have been capped if the Kronstadt Parties are the Successful Bidder.

“Proof of Claim” means a proof of Claim or Interest Filed against any of the Debtors in the Bankruptcy Cases.

“Recycling” means Axion Recycled Plastics Incorporated, one of the Debtors in these Bankruptcy Cases.

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“Released Parties” means (a) the Debtors; (b) the directors, officers, and employees of the Debtors serving on or after the Petition Date; (c) any Professionals of the Debtors; (d) the Committee and its members (in their capacity as members of the Committee on or after the Petition Date); (e) any Professionals retained by the Committee; (f) Kronstadt, Plastic Ties and Washington Amigos, and all of their respective Affiliates, officers, directors, employees, members, representatives, advisors, counsel and agents, each in their capacity as such;; and (g) Gordian and its Affiliates, officers, directors, employees, members, representatives, advisors, counsel and agents and any professionals of Gordian.

“Releasing Parties” means (a) the Released Parties, and (b) with respect to each of the foregoing Persons, their respective current and former officers, directors, managers, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case in their capacity as such and limited to their respective roles in the Bankruptcy Cases.

“Retained Assets” means all of the assets of the Debtors, if any, not constituting Sale Assets or assets required to be delivered to the Settlement Trust.

“Sale” means the transaction pursuant to which the Sale Assets will be sold to buyers pursuant to the Bidding Procedures. The Confirmation Hearing also will be a hearing on approval of the Sale of the Sale Assets and the Bankruptcy Court will be asked to approve the Sale either in, and as part of, the Confirmation Order or pursuant to an appropriate separate Order approving the Sale under section 363 of the Bankruptcy Code.

“Sale Assets” means the seven (7) Lots of Assets offered for sale by the Debtors pursuant to this Plan and the Global Settlement which together comprise substantially all the assets of the Debtors exclusive of some cash necessary to satisfy Claims and the Avoidance Actions, to the extent they are sold. For the avoidance of doubt, if an asset is offered for sale, but not ultimately sold, it becomes a Retained Asset.

“Schedules” mean the schedules of assets and liabilities, schedules of executory contracts, and the statements of financial affairs Filed by each Debtor pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time through the Confirmation Date in accordance with Bankruptcy Rule 1009.

“Scheduled” means an entry that appears on the Schedules.

“Secured” means when referring to a Claim: (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

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“Secured Claim” means a Claim against one or more of the Debtors to the extent it is Secured.

“Secured Creditor” means the Holder of a Secured Claim against one or more of the Debtors.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” means a “security,” as defined in section 101(49) of the Bankruptcy Code.

“Settlement Parties” means the Debtors, the Committee, the members of the Committee, Kronstadt, the DIP Lender, Washington Amigos, the Debtors’ Professionals and the Committee’s Professionals.

“Settlement Payment” means the cash and non-cash consideration the Kronstadt Parties and the Debtors contribute to the Settlement Trust, pursuant to the Global Settlement in settlement of the Lien Challenge and the Trustee Motion, which amounts are (a) $312,500 cash from Kronstadt, escrowed with Committee’s counsel prior to the Bid Deadline, and which amount will be returned to Kronstadt if the Kronstadt Parties are not the Successful Bidder; (b) a Carve-out from Kronstadt’s Liens and Plastic Ties’ Liens of $312,500 in favor of the General Unsecured Creditors in the event the $312,500 escrowed is returned to Kronstadt and the Kronstadt Parties are not the Successful Bidder; (c) a release of Kronstadt’s Lien on the Avoidance Actions; (d) the Avoidance Actions and all proceeds therefrom, exclusive of any Avoidance Actions against Industrial Rigging; and (e) if the Kronstadt Parties are not the Successful Bidder, the Debtors will contribute $312,500 in cash from the proceeds of the Sale of the Sale Assets, representing the Debtors’ cash that is free and clear of Liens due to the Carve-out from Kronstadt and Plastic Ties.

“Settlement Trust” means the trust described in Article V.C. of the Plan to be established under Delaware trust law that will make Distributions to General Unsecured Creditors pursuant to the terms of the Plan and Settlement Trust Agreement. With respect to any action required or permitted to be taken by the Settlement Trust, including pursuing Avoidance Actions, the term includes the Settlement Trustee or any other person authorized to take such action in accordance with the Settlement Trust Agreement.

“Settlement Trust Agreement” means the agreement, substantially in the form annexed hereto as Exhibit A, establishing the Settlement Trust in conformity with the provisions of the Plan, which shall be approved in the Confirmation Order and entered into by the Plan Proponents on behalf of the grantors and beneficiaries, and the Settlement Trustee, by the Effective Date pursuant to the terms of the Plan.

“Settlement Trust Committee” means the three (3) member Committee members after the Effective Date whom shall provide oversight and direction to the Settlement Trustee in accordance with the terms of the Settlement Trust Agreement.

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“Settlement Trustee” means the person appointed by the Committee to administer the Settlement Trust in accordance with the terms of the Settlement Trust Agreement, which person is Wayne Weitz of EisnerAmper.

“Source and Use of Funds Schedule” means the schedule attached hereto as Exhibit B.

“Successful Bidder” means the Bidder who is declared the Successful Bidder at the auction of the Sale Assets for at least Lots 1-5 inclusive, if not more of the Sale Assets; and, if there is no auction, the Bidder who submitted the highest and best bid(s) accepted by Debtors for said Lots.

“Tax” or “Taxes” means all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed on the Debtors or the Estates by any taxing authority with respect thereto.

“Trustee Motion” means that certain motion Filed with the Bankruptcy Court by the Committee on February 4, 2016, seeking the appointment of a chapter 11 trustee in the Bankruptcy Cases [Docket No. 161].

“Unexpired Lease” means a lease of non-residential real property to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means a Claim or Equity Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

“Unimpaired Class” means a Class that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

“United States Trustee” means the United States Trustee appointed under 28 U.S.C. § 591 to serve in the District of Delaware.

“Voting Deadline” means the last date for a Holder of an Impaired Claim to vote to accept or reject this Plan, which date has been set by Bankruptcy Court Order as [May 2, 2016].

ARTICLE II.

Summary of the Plan

A.           The Global Settlement

The Plan embodies and seeks approval of the Global Settlement reached by the Settlement Parties after considerable arms-length negotiations. Without the Global Settlement, the Plan would not be feasible.

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The Global Settlement settles the Lien Challenge and the Trustee Motion brought by the Committee in consideration of the Kronstadt Parties and the Debtors providing cash and non-cash consideration to the General Unsecured Creditors represented by the Committee. In return, Kronstadt and Plastic Ties shall be entitled to credit bid on the Sale Assets at an auction of substantially all of the Debtors’ assets. If the Plan is Confirmed and the Effective Date occurs, the Lien Challenge and the Trustee Motion will be dismissed with prejudice, and the Settlement Trustee will be able to administer the assets of the Settlement Trust for the benefit of the General Unsecured Creditors.

The provisions of the Global Settlement are interwoven throughout the Plan; its salient features are:

(a)   In settlement of the Lien Challenge and the Trustee Motion, Kronstadt will deposit $312,500 in cash in an escrow account with Committee’s counsel by no later than the expiration of the Bid Deadline. On the Effective Date of the Plan, if the Kronstadt Parties are the Successful Bidder, the $312,500 will be transferred to the Settlement Trust. If the Plan is Confirmed and the Kronstadt Parties are not the Successful Bidder, on the Effective Date, the $312,500 in cash in an escrow account with Committee’s counsel will be returned to Kronstadt. If any of the conditions to Confirmation of the Plan, as set forth in Article IX.A. hereof, do not occur and are not waived, the $312,500 in cash in an escrow account with Committee’s counsel will be returned to Kronstadt. In addition, on the Effective Date, as part of the Global Settlement, the Debtors will transfer all Avoidance Actions other than Avoidance Actions against Industrial Rigging to the Settlement Trust along with all proceeds therefrom. Such Avoidance Actions will be transferred free and clear of Liens, Claims and encumbrances, as, Kronstadt specifically releases his Liens on the Avoidance Actions. In the event the Kronstadt Parties are not the Successful Bidder and the $312,500 placed in escrow is returned to Kronstadt, Kronstadt and Plastic Ties have agreed, as part of and subject to approval of the Global Settlement, to a Carve-out of $312,500 from their Liens from the proceeds of the Sale for the benefit of the General Unsecured Creditors, and Debtors will deposit such amount in the Settlement Trust on the Effective Date. As long as the Plan is Confirmed and a Sale of substantially all of the assets of the Debtors occurs, the Lien Challenge and the Trustee Motion will be dismissed with prejudice. If the Effective Date of the Confirmed Plan does not occur, the Committee will be able to pursue the Lien Challenge and the Trustee Motion.

(b)   Plastic Ties is providing debtor-in-possession financing to the Debtors pursuant to the Financing Orders to allow the Debtors to operate through the Effective Date and to pay the Debtors’ and the Committee’s Professionals. Pursuant and subject to the Financing Orders, Plastic Ties has committed to making additional DIP Loan advances in the maximum aggregate amount of $1,875,000. Debtors’ and Committee’s Professionals have agreed to cap their fees if the Kronstadt Parties are the Successful Bidder. The Global Settlement further contemplates periodic payments to be made to an escrow account at Debtors’ counsel for the payment of Professionals consistent with the amounts to which Professionals have agreed. Approximately 75% of the payments to Professionals will be indefeasibly funded prior to the date of the auction. The remainder will not be funded until the Effective Date.

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(c)   The Professionals have agreed to heavily discount their fees in these Bankruptcy Cases. The Debtors shall be entitled to use Cash Collateral and/or DIP Loan proceeds to pay the following Professional Fees: (a) Gordian: $200,000; (b) Bayard: $312,500; (c) all of the Committee’s Professionals in the aggregate $350,000; and (d) Greenberg Traurig: $37,500. The Professionals reserve the right to seek the full amount of their fees if the Kronstadt Parties are not the Successful Bidder. The agreed cap on Professional fees does not include the expenses of the Professionals.

(d)   The Committee has covenanted not to commence or otherwise prosecute any preference action which it receives from the Debtors.

(e)   Debtors will use commercially reasonable efforts to keep the General Unsecured Claims in the aggregate to a maximum of $2.5 million, not including General Unsecured Claims asserted by Sicut Enterprises Limited.

(f)   The Debtors’ obligations to Eagle Bank have been paid by the guarantors of the Eagle Bank debt, including Kronstadt. Subject to approval of the Global Settlement, Kronstadt has agreed to waive his General Unsecured Claims, if any, arising from such payment, whether by subrogation or otherwise. The Debtors will use their commercially reasonable efforts to cause the additional guarantors to waive their respective General Unsecured Claims, if any, whether by subrogation or otherwise, arising from payment of the Eagle Bank obligations.

(g)   The Sale of substantially all of the Debtors’ assets will be conducted pursuant to bidding procedures that have been approved by all of the Settlement Parties. As part of those bidding procedures, Kronstadt shall be entitled to credit bid $5,209,295 and Plastic Ties shall be entitled to credit bid the full amount of all DIP Loan Obligations outstanding as of the auction date; provided, the $312,500 for General Unsecured Creditors is escrowed with counsel for the Committee prior to the expiration of the Bid Deadline, which amount is subject to return to the Kronstadt Parties in the event the Kronstadt Parties are not the Successful Bidder.

(h)   If the Kronstadt Parties are the Successful Bidder the $312,500 in escrow shall remain in escrow for the benefit of the General Unsecured Creditors. If the Kronstadt Parties are not the Successful Bidder then the $312,500 in escrow shall be returned to the Kronstadt Parties. If the Kronstadt Parties are not the Successful Bidder, then $312,500 from the Sale proceeds shall be Carved-out from the Kronstadt Liens and the Plastic Ties Lien for the benefit of the General Unsecured Creditors. The Committee has adjourned the Trustee Motion sine die. The Lien Challenge Deadline has been extended to May 11, 2016 and the Committee will take no action on its Lien Challenge, subject to Confirmation of the Plan. If the Plan is Confirmed, and $312,500 is made available for the benefit of General Unsecured Creditors, either through the escrow or the Carve-out, then the Trustee Motion shall be deemed as dismissed with prejudice and the Lien Challenge Period will expire two (2) business days after the Effective Date of the Plan.

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(i)  This Plan provides for releases of and from all Causes of Action, and exculpation, of (i) the Debtors and their Affiliates, officers, directors, employees, members, representatives, advisors, counseling agents and any Professionals of the Debtors; and (ii) the Committee, its members in their capacity as members of the Committee on or after the Petition Date, and any Professionals of the Committee. This Plan also provides for releases of and from all Causes of Action including, without limitation, the Lien Challenge, and exculpation, of the Kronstadt Parties and their Affiliates, officers, directors, employees, members, representatives, advisors, counseling agents or any professionals of the Kronstadt Parties and their Affiliates, as well as exculpation for the Distribution Agent, the Settlement Trustee and the Settlement Trust Committee.

ARTICLE III.

PAYMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A.           Administrative Claims Bar Date

Requests for payment of Administrative Claims (other than section 503(b)(9) Claims, which are subject to the General Bar Date, Professional Claims and the Claims of Governmental Units arising under section 503(b)(1)(B), (C), or (D) of the Bankruptcy Code) must be filed no later than the Administrative Claims Bar Date. Unless otherwise Ordered by the Court, Holders of Administrative Claims (other than the Holders of section 503(b)(9) Claims, Professional Claims, and the Claims of Government Units arising under section 503(b)(1)(B), (C), or (D) of the Bankruptcy Code) that do not file requests for the allowance and payment thereof on or before the Administrative Claims Bar Date shall forever be barred from asserting such Administrative Claims against the Debtors or their Estates.

B.           Administrative Claims

On, or as soon as reasonably practicable after (i) the Effective Date, if such Administrative Claim is an Allowed Administrative Claim as of the Effective Date, or (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim, as applicable, each Holder (other than a Professional) of an Allowed Administrative Claim shall receive, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, (a) Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim or (b) such other treatment as may be agreed upon in writing by such Holder and the Debtors or the Distribution Agent, as applicable.

The United States Trustee shall not be required to file any proof of claim or request for an Administrative Claim for quarterly fees under 28 U.S.C. § 1930.

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C.           Professional Fees

Notwithstanding any other provision of this Plan concerning Administrative Claims, any Professional seeking by the Bankruptcy Court of an Allowed Administrative Claim on account of Professional Fees and Professional Expenses incurred from the Petition Date through and including the Effective Date (i) shall, no later than forty-five (45) days after the Effective Date, File a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through and including the Effective Date, and (ii) shall receive, as soon as reasonably practicable after such claim is Allowed, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, Cash in an amount equal to (A) if the Kronstadt Parties are the Successful Bidder, the unpaid amount of such Allowed Administrative Claim up to the following maximums for each Professional:

Gordian	$200,000 plus Allowed Professional Expenses

Bayard	$312,500 plus Allowed Professional Expenses

Greenberg Traurig	$37,500 plus Allowed Professional Expenses

Law Offices of Sandra Mayerson, Morris James and EisnerAmper	Each firm’s Pro Rata share of the aggregate amount of $350,000 plus Allowed Professional Expenses in accordance with an Order relating to or allowing any such Administrative Claim; or (B) if the Kronstadt Parties are not the Successful Bidder, the unpaid amount of such Allowed Administrative Claim in accordance with the Order relating to or allowing any such Administrative Claim. In either instance, the cash to pay the Professionals shall be paid first from the escrow account maintained by Debtors’ counsel for the payment of Professional Claims, next from the carve-out from the Kronstadt Parties’ Liens for Professional Fees up to the maximum of $900,000 minus the amounts escrowed at Debtors’ counsel; and finally, from the Debtors’ available cash.

D.           Priority Tax Claims

On, or as soon as reasonably practicable after (i) the Effective Date, if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim against a Debtor shall receive, (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, or (2) such other treatment as may be agreed upon in writing by such Holder and the Debtors or the Distribution Agent, as applicable, without any further notice to or action, order, or approval of the Bankruptcy Court.

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ARTICLE IV.

CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.           Summary

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests that are required to be designated in Classes pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and their treatment is set forth in Article III hereof. Classification of Claims and Equity Interests in this Plan is for all purposes, including voting, Confirmation and Distribution pursuant to the Plan.

A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class only to the extent that any portion of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is placed in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date. Notwithstanding any Distribution provided for in the Plan, no Distribution on account of any Claim or Equity Interest is required or permitted unless and until such Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest, as the case may be, which might not occur, if at all, until after the Effective Date.

B.           Limited Substantive Consolidation

The Debtors’ Estates will be substantively consolidated on a limited basis solely for the purposes of voting and Distributions under the Plan. Specifically, on the Effective Date, (i) all assets and liabilities of the Debtors will, solely for voting and Distribution purposes, be treated as if they were merged, (ii) each Claim against the Debtors will be deemed a single Claim against and a single obligation of the combined Debtors, (iii) any Claims filed or to be filed in the Bankruptcy Cases will be deemed single Claims against all of the Debtors, (iv) all guarantees of any Debtor of the payment, performance, or collection of obligations of any other Debtor shall be eliminated and cancelled, (v) all transfers, disbursements and Distributions on account of Claims made by or on behalf of any of the Debtors’ Estates hereunder will be deemed to be made by or on behalf of all of the Debtors’ Estates, and (vi) any obligation of the Debtors as to Claims entitled to Distributions under this Plan shall be entitled to their share of assets available for Distribution to such Claim without regard to which Debtor was originally liable for such Claim. Except as set forth herein, such limited substantive consolidation shall not (other than for purposes related to this Plan) affect the legal and corporate structures of the Debtors. Accordingly, Claims are not classified by Debtors herein.

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C.           Summary

Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights

1	Secured Claims of DIP Lender	Unimpaired	Deemed to Accept

2	Secured Claims of Kronstadt	Unimpaired	Deemed to Accept

3	Secured Claims of Ohio State	Unimpaired	Deemed to Accept

4	Secured Claims of Community Bank	Unimpaired	Deemed to Accept

5	All Other Secured Claims	Unimpaired	Deemed to Accept

6	Other Priority Claims	Unimpaired	Deemed to Accept

7	General Unsecured Claims	Impaired	Entitled to Vote

8	Convenience Class of General Unsecured Claims of $500 or Less	Impaired	Entitled to Vote

9	Equity Interests	Impaired	Deemed to Reject

D.           Classification and Treatment of Claims and Equity Interests

1.          Class 1—Secured Claims of DIP Lender

(a)          Classification: Class 1 consists of all Secured Claims held by the DIP Lender.

(b)          Treatment: The Holder of the Class I Claim is entitled to credit bid its Allowed Claim as of the auction date for Lots 1 – 6 of the Sale Assets. To the extent that, together with the other Kronstadt Parties, the Holder is the Successful Bidder, then any of its Allowed Secured Claim remaining after its credit bid will be assumed by Washington Amigos or such other designee of the Kronstadt Parties. If the Holder is not the Successful Bidder, except to the extent that the Holder agrees to a different treatment, on the later of the Effective Date or within thirty (30) days of the Claim becoming Allowed, the Holder shall receive, in full satisfaction, settlement, release, extinguishment and discharge of such Claim, in the sole discretion of the Debtors or the Distribution Agent, as the case may be:

(i)          Cash in an amount equal to the value of the collateral securing such Allowed Secured Claim as determined at the Auction; or

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(ii)         such other treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired.

Only to the extent that the Kronstadt Parties are not the Successful Bidder, the Holder of the Class 2 Claim has agreed to Carve out from his Liens in the amount of $312,500 for the General Unsecured Creditors and $900,000 for the Professionals pursuant to the Financing Orders. The Carve-out for the General Unsecured Creditors is deemed effective upon Confirmation of this Plan, subject to the provisions of Article IX.E hereof. The Carve-out for Professionals is already effective pursuant to the Financing Orders approving interim financing and use of cash collateral.

In addition, the Holder has agreed to waive any General Unsecured Claim arising as a result of his paying Eagle Bank, whether by subrogation or otherwise, and if he is not the Successful Bidder, to waive any General Unsecured Claim. Such waivers are deemed effective on the Confirmation Date without any further documentation.

(c)          Voting: Class 1 is Unimpaired and Holder is conclusively deemed to have accepted the Plan.

2.          Class 2—Secured Claims of Kronstadt

(a)          Classification: Class 2 consists of all Secured Claims held by Kronstadt.

(b)          Treatment: The Holder of the Class 2 Claim is entitled to credit bid up to $5,209,295 for Lots 1 – 5 and Lot 7 of the Sale Assets. To the extent that, together with the other Kronstadt Parties, the Holder is the Successful Bidder, then any of its Allowed Secured Claim remaining after its credit bid will be assumed by Washington Amigos or such other designee of the Kronstadt Parties. If the Holder is not the Successful Bidder, then except to the extent that the Holder agrees to a different treatment, on the later of the Effective Date or within thirty (30) days of the Claim becoming Allowed, the Holder shall receive, in full satisfaction, settlement, release, extinguishment and discharge of such Claim, in the sole discretion of the Debtors or the Distribution Agent, as the case may be:

(i)          Cash in an amount equal to the value of the Kronstadt Collateral securing such Allowed Claim as determined at the Auction; or

(ii)         such other treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired.

Only to the extent that the Kronstadt Parties are not the Successful Bidder, the Holder of the Class 1 Claim has agreed to carve out from its Liens $312,500 for the General Unsecured Creditors and $900,000 for the Professionals pursuant to the Financing Orders. The Carve-out for the General Unsecured Creditors is deemed effective upon Confirmation of this Plan. Subject to the provisions of Article IX.E hereof, the Carve-out for Professionals is already effective pursuant to the Financing Orders.

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(c)          Voting: Class 2 is Unimpaired and Holder is conclusively deemed to have accepted the Plan.

3.          Class 3—Secured Claims of the State of Ohio

(a)          Classification: Class 3 consists of all Secured Claims held by the State of Ohio.

(b)          Treatment: In full satisfaction, settlement, release, extinguishment and discharge of its Allowed Class 3 Claim, and to the extent that the Debtors retain custody of the collateral that Secures the Ohio Secured Claim, on the Effective Date, the Debtors shall abandon the Property that secures the Allowed Class 3 Claim to the Holder of such Claim. Any Ohio State Deficiency Claim asserted by the holder of the Allowed Class 3 Claim shall be treated as a Class 7 General Unsecured Claim, to the extent allowed.

(c)          Voting: Class 3 is Unimpaired and Holder is conclusively deemed to have accepted the Plan.

4.          Class 4—Secured Claims of Community Bank

(a)          Classification: Class 4 consists of the Secured Claims of The Community Bank.

(b)          Treatment: In full satisfaction, settlement, release, extinguishment and discharge of its Allowed Class 4 Claim, and to the extent that the Debtors retain custody of the Community Bank Collateral on the Effective Date, the Debtors shall abandon the Property that secures the Allowed Class 4 Claim to the Holder of such Claim on the Effective Date. Any Community Bank Deficiency Claim asserted by the holder of the Allowed Class 4 Claim shall be treated as a Class 7 General Unsecured Claim, to the extent Allowed.

(c)          Voting: Class 4 is Unimpaired and Holder is conclusively deemed to have accepted the Plan.

5.          Class 5—All Other Secured Claims

(a)          Classification: Class 5 consists of All Other Secured Claims.

(b)          Treatment: Each Holder of an Allowed Class 5 Other Secured Claim shall receive, in full satisfaction, settlement, release, extinguishment and discharge of its Allowed Class 5 Claim, at the option of the Liquidating Debtor, one of the four following forms of treatment:

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(i) an amount equal to the unpaid amount of such Allowed Other Secured Claim in Cash commencing on the later of (x) the Effective Date, (y) the date that is ten (10) Business Days after such Claim becomes an Allowed Class 5 Other Secured Claim by a Final Order; or

(ii) the Debtors shall abandon the Property that secures the Allowed Class 5 Claim to the Holder of such Claim on or as soon as practicable after the later of (i) the Effective Date and (ii) the date that is ten (10) Business Days after the date on which such Claim becomes an Allowed Class 5 Claim by a Final Order; or

(iii) such other treatment as the Holder of the Allowed Class 5 Other Secured Claim and the Liquidating Debtors shall have agreed upon in writing; or

(iv) such Holder shall retain its Lien securing its Allowed Class 5 Other Secured Claim to the extent of the Allowed Amount of its Other Secured Claim; and on or as soon as practicable after the later of (x) the Effective Date and (y) the date that is ten (10) Business Days after such Claim becomes an Allowed Other Secured Claim by a Final Order:

(A) the Liquidating Debtor will cure any default other than a default of the kind specified in section 365(b)(2) of the Bankruptcy Code;

(B) the maturity of such Allowed Other Secured Claim shall be reinstated as the maturity existed before any default;

(C) the Holder of such Allowed Other Secured Claim shall be compensated for any damages which occurred as the result of any reasonable reliance by such Claimholder on any provision that entitled such Claimholder to accelerate the maturing of such Claim; and

(D) the other legal, equitable and contractual rights to which such Allowed Other Secured Claim entitles such Claimholder shall not otherwise be altered.

Any Deficiency Claim asserted by the holder of an Allowed Class 5 Claim shall be treated as a Class 7 General Unsecured Claim, to the extent Allowed.

(c)          Voting: Class 5 is Unimpaired and Holder is conclusively deemed to have accepted the Plan.

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6.          Class 6—Other Priority Non-Tax Claims

(a)          Classification: Class 6 consists of all other Priority Non-Tax Claims.

(b)          Treatment: On the later of ten (10) days after the Effective Date or within seven (7) days of the Claim becoming Allowed, each Holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction, settlement, release, extinguishment and discharge of such Claim, one of the following treatments, in the sole discretion of the Debtors or the Distribution Agent, as the case may be: (a) full payment in Cash of its Allowed Priority Non-Tax Claim or (b) treatment of its Allowed Priority Non-Tax Claim in a manner that leaves such Claim Unimpaired.

(c)          Voting: Class 6 is Unimpaired and Holders of Other Priority Non-Tax Claims are conclusively deemed to have accepted the Plan.

7.          Class 7—General Unsecured Claims

(a)          Classification: Class 7 consists of General Unsecured Claims, except for claims of $500 or less.

(b)          Treatment:

1.          Settlement Proceeds:

A. In full and complete settlement of the Lien Challenge and the Trustee Motion, and not as payments to a Class of Creditors under a plan, the following consideration will be contributed to the Settlement Trust upon the Effective Date:

(i) If the Kronstadt Parties are the Successful Bidder, and if the Sale is approved and this Plan is confirmed, then the $312,500 cash previously escrowed by Kronstadt with Committee’s counsel as a settlement payment will be deposited in the Settlement Trust on the Confirmation Date.

(ii) If the Kronstadt Parties are not the Successful Bidder, then on the Confirmation Date, if the Sale is approved, a Carve-out from the DIP Lender’s and Kronstadt’s Liens in the amount of $312,500 in favor of General Unsecured Creditors will become effective with no further documentation, and on the Effective Date, Committee’s counsel will return the $312,500 held in escrow, with no interest thereon, to Kronstadt. In such case, the Debtors will deposit the first $312,500 of proceeds from the Sale in the Settlement Trust in reliance on the Carve-out.

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(iii) On the Effective Date, the Debtors will transfer to the Settlement Trust all Avoidance Actions, proceeds therefrom, and standing to pursue the Avoidance Actions to the Settlement Trust free and clear of all liens, claims and encumbrances; provided, however, that any Avoidance Action against Industrial Rigging, is not transferred to the Settlement Trust.

B.           As further consideration for the Global Settlement, the Settlement Partiers agree as follows, effective upon the Effective Date without further documentation:

(i) The Committee covenants not to bring any Avoidance Actions to recover preferences under section 547 of the Bankruptcy Code.

(ii) The Debtors agree to use commercially reasonable efforts to ensure that the pool of Allowed General Unsecured Claims does not exceed $2.5 million, exclusive of the Claims of Sicut Enterprises, Ltd.

(iii) Kronstadt will waive all General Unsecured Claims upon and as of the Effective Date, including any claims arising by subrogation or otherwise as a result of his making payments to Eagle Bank as a guarantor of Debtors’ obligations to Eagle Bank.

(iv) Debtors will use commercially reasonable and good faith efforts to cause the additional guarantors of the Eagle bank debt to waive their respective General Unsecured Claims, if any, whether arising by subrogation or otherwise.

(v) The Committee has adjourned the Trustee Motion sine die, and it will be dismissed with prejudice two (2) business days after the Effective Date without the need for further Court Order.

(vi) The Committee will take no action on the Lien Challenge, and the Lien Challenge Period has been or will be extended to two (2) business days after the Effective Date. If the Plan is Confirmed, the Lien Challenge Period will expire two (2) business days after the Effective Date without further Order of the Bankruptcy Court.

C. Holders of Allowed General Unsecured Claims will receive Pro Rata Distributions from the Settlement Trust from time to time as set forth in the Settlement Trust Agreement attached hereto as Exhibit A and hereby incorporated by reference.

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2.          Plan Proceeds

A. As Creditors of the Debtors, and not as Settling Parties, Holders of Allowed General Unsecured Claims will receive all of the cash remaining at the Debtors after the Sale, and after payment of all Allowed Administrative Claims, Allowed Professional Fees and Expenses, allowed Priority Tax Claims, and Allowed Claims in Classes 1 through 6. The Debtors do not anticipate that there will be any funds available for Distribution to Class 7 Creditors.

B. To the extent that there are funds for a Class 7 Distribution, such cash will be deposited in the Settlement Trust and administered by the Settlement Trustee pursuant to the Settlement Trust Agreement.

3.          Pro-Rata Distributions

Each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release, extinguishment and discharge of such Claim, its Pro Rata Share of the Settlement Trust Assets remaining after reasonable expenses of the Settlement Trust.

(c)          Voting: Class 7 is Impaired, and Holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

8.          Class 8—General Unsecured Convenience Claims of $500 or less

(a)          Classification: Class 8 consists of a Convenience Class subset of General Unsecured Claims consisting of General Unsecured Claims of $500 or less. Holders of a General Unsecured Claim of greater than $500 may elect to reduce their claim to $500 and such Claim will be treated as a Class 8 Claim of $500. The Plan Proponents believe that anyone with a Claim of $3,000 or less should consider reducing their Claim to $500 for purposes of Distribution. The form of ballot soliciting acceptances of the Plan will allow General Unsecured Creditors to elect to reduce their Claim to $500 for Distribution Purposes.

(b)          Treatment: Each Holder of an Allowed Class 8 Claim shall receive, in full satisfaction, settlement, release, extinguishment and discharge of such Claim, a one-time payment equal to the lesser of (i) the full amount of their Allowed General Unsecured Claim, or (ii) One Hundred Dollars ($100). Such payment will be made by the Settlement Trustee from the Settlement Trust with respect to each Allowed Class 8 Claim on the date which is the earlier of that date which is within (i) two weeks of the Effective Date; or (ii) two weeks of the date on which the Claim becomes an Allowed Class 8 Claim. Holders of Allowed Class 8 Claims will get no further distributions from the Settlement Trust other than this one-time payment.

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(c)          Voting: Class 8 is Impaired, and Holders of such Claims are entitled to vote to accept or reject the Plan.

9.          Class 9—Equity Interests

(a)          Classification: Class 9 consists of Equity Interests.

(b)          Treatment: Holders of Equity Interests shall neither receive nor retain any property under the Plan. All Equity Interests shall be cancelled and of no further force or effect and all Claims filed on account of Equity Interests shall be deemed disallowed by operation of the Plan.

(c)          Voting: Class 9 is Impaired and Holders of Equity Interests are conclusively deemed to reject the Plan.

E.           Cramdown and No Unfair Discrimination

In the event that any Impaired Class of Claims or Equity Interests rejects the Plan or is deemed to have rejected the Plan, the Plan Proponents hereby request, without any delay in the occurrence of the Confirmation Hearing or Effective Date, that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting Class, in which case the Plan shall constitute a motion for such relief.

Confirming the Plan under such a circumstance is what is known as a “cramdown.” Among other things, a “cramdown” is appropriate where the Bankruptcy Court finds that it does not unfairly discriminate against the non-accepting classes. A plan unfairly discriminates against a Class if another Class of equal or lower rank in absolute priority will receive greater value under the plan than the nonaccepting class without reasonable justification.

F.           Elimination of Vacant Classes

Any Class or sub-Class of Claims or Equity Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by at least one Allowed Claim or Allowed Equity Interest, as applicable, or at least one Claim or Equity Interest, as applicable, temporarily Allowed under Bankruptcy Rule 3018, shall be deemed deleted from the Plan for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.           Sale and Global Settlement

The Global Settlement described in Article II is the core of the Plan. It is necessary for the Court to approve the Global Settlement at the Confirmation Hearing in order for the Plan to be feasible.

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Among other things, the Global Settlement requires that substantially all of the Debtors’ assets, exclusive of the Avoidance Actions and some cash, be sold at auction prior to the Confirmation Hearing. At the Confirmation Hearing the Plan Proponents will ask the Court to approve the Sale. If the Bankruptcy Court does not approve the Sale, then the Bankruptcy Cases cannot proceed to Confirmation. If the Sale of the Sale Assets is approved, however, it will provide the means to implement the Plan.

The sale will be conducted according to the following procedures, which were approved by the Bankruptcy Court on March [xx], 2016 [Docket No. ____]. The Bidding Procedures are attached hereto as Exhibit C.

It is anticipated that the Sale will close within a few days of Confirmation, providing the means to implement the Plan.

B.           Vesting of Assets and Dissolution

1.          On the Effective Date, the Settlement Trust Assets shall vest in the Settlement Trust free and clear of all Claims, Equity Interests, Liens, charges or other encumbrances, except as set forth in this Plan.

2.          On the Effective Date, the Retained Assets, if any, will vest in the Liquidating Debtor free and clear of all Claims, Equity Interests, Liens, charges or other encumbrances, except as set forth in this Plan, and the Distribution Agent will make the Distributions required under the Plan. For so long as any Retained Assets exist or any Claims Objections are pending, the Liquidating Debtor will continue to exist and the Distribution Agent on the Effective Date will be appointed the sole shareholder, member, director and officer of the Liquidating Debtor. The Distribution Agent is authorized, without the need for any further action or formality which might otherwise be required under applicable non-bankruptcy laws, to dissolve the Liquidating Debtor, so long as there are no objections to Claims or other litigation involving the Debtors still pending (exclusive of Causes of Action and Avoidance Actions that have been sold or transferred).

3.          As of the Effective Date, or as soon as practicable thereafter. All Avoidance Actions, other than Avoidance Actions against Industrial Rigging, and all proceeds therefrom, without the need for any further Order of the Bankruptcy Court, Action or formality, vest in the Settlement Trust free and clear of all liens, claims and encumbrances, and the Settlement Trustee has standing to pursue the same.

4.          As of the Effective Date, cash of the Debtors necessary to bring the escrow for Professionals held at Bayard up to a total of $900,000, if any, will be paid by the Liquidating Debtor to Bayard for the benefit of all Professionals.

5.          As of the Effective Date, or as soon as practicable thereafter, and without the need for any further Order of the Bankruptcy Court, action or formality which might otherwise be required under applicable non-bankruptcy laws, the Debtors, other than the Liquidating Debtor, may be dissolved without the need for any filings with the Secretary of State or other governmental official in each Debtors’ respective state of incorporation.

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6.          On the Effective Date or as soon as practicable thereafter, the Liquidating Debtor or the Distribution Agent, as applicable, shall consummate, pursuant to section 1123(a)(5)(D) of the Bankruptcy Code, those transactions and sales of property, if any, set forth in the Plan Supplement in accordance with the documents in the Plan

7.          As soon as practicable after the Effective Date, the Liquidating Debtor will commence Claim Objections in a commercially reasonable attempt to keep the total of Allowed General Unsecured Claims in Classes 7 and 8 combined to an aggregate of $2.5 million, not including Claims asserted by Sicut Enterprises Ltd. The Liquidating Debtor will not dissolve until all such objections are finally determined. Nothing in this Section V.B.7. will be construed to require the Liquidating Debtor to bring an objection that is not colorable.

8.          Two (2) business days after the Effective Date, the Trustee Motion and the Lien Challenge will be deemed dismissed with prejudice without further Order of the Bankruptcy Court Action or formality which might otherwise be required.

9.          Any Retained Assets remaining in the Liquidating Debtor after all Distributions to Classes 1-6 under the Plan have been made and all costs of administration of the Liquidating Debtor have been paid, will then vest in the Settlement Trust.

C.           Reservation of Rights Regarding Causes of Action

1.          The Debtors and, after the Effective Date, the Distribution Agent on behalf of the Liquidating Debtor and the Settlement Trustee on behalf of the Settlement Trust, reserve the rights to pursue any and all Avoidance Actions which have not been sold or released pursuant to this Plan, and the Debtors hereby reserve the rights of the Distribution Agent, the Liquidating Debtor, the Settlement Trust and the Settlement Trustee on behalf of the Settlement Trust, to pursue, administer, settle, litigate, enforce and liquidate consistent with the terms and conditions of the Plan and the Settlement Trust Agreement such causes of action, including the Avoidance Actions. The Settlement Trustee shall, pursuant to section 1123 and all applicable law, have the requisite standing to prosecute, pursue, administer, settle, litigate, enforce and liquidate any and all Avoidance Actions, except for (i) preference actions pursuant to section 547 of the Bankruptcy Code, and (ii) Avoidance Actions against Industrial Rigging.

2.          Unless causes of action against a Person are expressly waived, relinquished, released, compromised or settled in the Plan, or any Final Order, the Debtors (before the Effective Date) and the Distribution Agent, on behalf of the Liquidating Debtor (after the Effective Date), and the Settlement Trustee on behalf of the Settlement Trust (after the Effective Date) expressly reserve all causes of action, including the Avoidance Actions, for later adjudication consistent with the terms of the Plan and therefore, no preclusion doctrine or other rule of law, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such causes of action and Avoidance Actions upon, after, or as a result of the Confirmation or Effective Date of the Plan, or the Confirmation Order. In addition, the Debtors and the Distribution Agent on behalf of the Liquidating Debtor and the Settlement Trustee on behalf of the Settlement Trust, and any successors in interest thereto, expressly reserve the right to pursue or adopt any causes of action and Avoidance Actions not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs and co-defendants in such lawsuits, all to the extent consistent with the terms of the Plan.

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C.           The Settlement Trust and Liquidating Debtor

1.          Establishment and Administration of Settlement Trust

(a)          On the Effective Date, the Settlement Trust shall be established pursuant to the Settlement Trust Agreement to implement the Global Settlement and the terms of the Plan. The purposes of the Settlement Trust are, among other things, (i) investigating and, if appropriate, pursuing Avoidance Actions (other than preferences) for the benefit of General Unsecured Creditors; (ii) holding the preference actions to ensure that no General Unsecured Creditors are sued for a preference; (iii) administering and pursuing the Settlement Trust Assets, (iv) assisting the Liquidating Debtor, if necessary, in resolving all Disputed General Unsecured Claims, and (v) making all Distributions from the Settlement Trust as provided for in the Plan and the Settlement Trust Agreement. The Settlement Trust Agreement, attached hereto as Exhibit A, is incorporated herein in full and is made a part of this Plan as if set forth herein.

(b)          Upon execution of the Settlement Trust Agreement, the Settlement Trustee shall be authorized to take all steps necessary to complete the formation of the Settlement Trust; provided, that, prior to the Effective Date, the Debtors, the Committee or the Settlement Trustee, as applicable, may act as organizers of the Settlement Trust and take such steps in furtherance thereof as may be necessary, useful or appropriate under applicable law to ensure that the Settlement Trust shall be formed and in existence as of the Effective Date. The Settlement Trust shall be administered by the Settlement Trustee in accordance with the Settlement Trust Agreement.

(c)          It is intended that the Settlement Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and as a “grantor trust” within the meaning of Sections 671 through 679 of the Internal Revenue Code. In furtherance of this objective, the Settlement Trustee shall, in its business judgment, make continuing best efforts not to unduly prolong the duration of the Settlement Trust. The Settlement Trust will be responsible for filing information on behalf of the Settlement Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

2.          Assets of the Settlement Trust

On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors and Committee’s counsel, as the case may be, will transfer and assign to the Settlement Trust the Settlement Trust Assets, which shall be deemed vested in the Settlement Trust. On and after the Effective Date, the Settlement Trustee shall have discretion with respect to the timing of the transfers of Settlement Trust Assets. Any checks of the Debtors issued prior to the Effective Date that remain un-cashed three (3) months after the Confirmation Date shall revert to the Settlement Trust unless the Distribution Agent has not yet made all Distributions required under the Plan, in which case, it will revert to the Liquidating Debtor.

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3.          Rights and Powers of the Distribution Agent and the Settlement Trust and the Settlement Trustee

(a)          Each of the Distribution Agent and the Settlement Trustee shall be deemed the Estates’ representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in such sections and the Settlement Trust Agreement, including, without limitation, the powers of a trustee under Sections 704 and 1106 of the Bankruptcy Code and Rule 2004 of the Bankruptcy Rules, including without limitation, the right to (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Settlement Trust Agreement; (ii) prosecute, settle, abandon or compromise any Claims, Causes of Action, or Avoidance Actions; (iii) make Distributions contemplated by the Plan and the Settlement Trust Agreement, (iv) establish and administer any necessary reserves for Disputed Claims that may be required; (v) object to Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court such objections; (vi) employ and compensate professionals (including professionals previously retained by the Debtors and/or the Committee), provided, however, that any such compensation shall be made only out of the Retained Assets if retained by the Distribution Agent and the Settlement Trust Assets if retained by the Settlement Trustee; and (vii) file all federal, state and local tax returns if necessary.

(b)          The Liquidating Debtor shall assume any outstanding responsibility of the Debtors under the Plan, and the Distribution Agent, and shall have full authority to take any lawful, appropriate and good faith steps necessary to administer the Liquidating Debtor and the Retained Assets, including, without limitation, the duty and obligation to liquidate the Retained Assets, to make Distributions therefrom in accordance with the Plan, and to pursue any and all objections to Claims, including the Claims of General Unsecured Creditors.

(c)          The Settlement Trustee shall have the full authority to take any lawful, appropriate and good-faith steps necessary to administer the Settlement Trust, including, without limitation, the duty and obligation to liquidate Settlement Trust Assets, to make Distributions therefrom in accordance with the provisions of this Plan and the Settlement Trust Agreement and to pursue, settle or abandon any non-preference Avoidance Actions, all in accordance with the Settlement Trust Agreement.

(d)          On or before the Effective Date, the Debtors shall transfer to the Settlement Trustee the Debtors’ evidentiary privileges, including the attorney/client privilege, solely as they relate to Avoidance Actions. The Plan shall be considered a motion pursuant to sections 105, 363 and 365 of the Bankruptcy Code for such relief. Upon such transfer, the Debtors and the Estates shall have no other further rights or obligations with respect thereto. Privileged communications may be shared among the Settlement Trustee and the Settlement Trust Committee without compromising the privileged nature of such communications, in accordance with the “joint interest” doctrine.

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4.          Appointment of a Settlement Trustee and the Settlement Trust Oversight Committee

(a)          The Debtors and Committee have selected Wayne Weitz of EisnerAmper to serve as the Settlement Trustee. The Settlement Trustee, who is the Committee’s current financial advisor, shall file a final fee application in these Bankruptcy Cases as financial advisor within forty-five (45) days of Confirmation, and shall file a new retention application with the Bankruptcy Court for his services as Settlement Trustee prior to the Confirmation Hearing, upon terms and conditions reasonably satisfactory to the Committee. The appointment of the Settlement Trustee shall be approved by the Confirmation Order and such appointment shall be effective on the Effective Date. EisnerAmper, in its capacity as Settlement Trustee, shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Settlement Trust Agreement. None of EisnerAmper’s services as Settlement Trustee will be subject to the fee cap for Professionals set forth in Article IV hereof, and all of the Settlement Trustee’s fees and expenses will be paid solely from the Settlement Trust assets.

(b)          The existing three (3) members of the Committee shall be appointed at Confirmation to serve as settlement trust committee (the “Settlement Trust Committee”) to the extent they are willing to serve. The Settlement Trust Committee will be entitled to vote on all matters in accordance with the Settlement Trust Agreement. Members of the Settlement Trust Committee can vote on any of the following matters in which they do not have a direct pecuniary interest the commencement or settlement of any litigation including objections to claims, and Avoidance Actions where the amount at issue is greater than $25,000. Further, in the case of a tie among members of the Settlement Trust Committee eligible to vote on any issue, the Settlement Trustee shall cast the deciding vote.

(c)          The Settlement Trustee shall serve at the direction of the Settlement Trust Committee as set forth in the Settlement Trust Agreement; provided, however, the Settlement Trust Committee may not direct the Settlement Trustee or the individual members of the Settlement Trust Committee to act in a manner inconsistent with their duties under the Settlement Trust Agreement and the Plan. The Settlement Trust Committee may terminate the Settlement Trustee at any time in accordance with the provisions of the Settlement Trust Agreement or upon the determination of the Bankruptcy Court on a motion for cause shown.

(d)          Nothing herein or in the Settlement Trust Agreement shall be deemed to prevent the Settlement Trustee from taking, or failing to take, any action that, based upon the advice of counsel, it is obligated to take (or fail to take) in the performance of any fiduciary or similar duty which the Settlement Trustee owes to the beneficiaries or any other person, including actions contrary to, or in the absence of, instruction by the Settlement Trust Committee.

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(e)          The Settlement Trustee, the members of the Settlement Trust Committee and their professionals shall be exculpated and indemnified pursuant to and in accordance with the terms of the Plan and the Settlement Trust Agreement.

5.          Settlement Trust Distributions

(a)          Within two (2) weeks of the Effective Date, the Settlement Trustee shall make a Distribution of $100 to each Holder of an Allowed Class 8 Claim as full and final Distribution to the Holders of Allowed Class 8 Claims, and shall set up a Disputed Claims Reserve sufficient to pay all Holders of Disputed Class 8 Claims should they become Holders of Allowed Class 8 Claims. If a Disputed Class 8 Claim becomes an Allowed Class 8 Claim by settlement or Final Order, the Settlement Trustee will pay such Allowed Claim within two (2) weeks. If a Disputed Class 8 Claim becomes finally Disallowed by settlement or Final Order, then, the Settlement Trustee can transfer the amount designated for that Claim from the Disputed Claims Reserve to the general funds of the Settlement Trust.

(b)          As soon as practicable after the Effective Date, taking into account the amount of Claims objections pending and the available cash after putting aside reserves for administrative expenses and Disputed Claims, the Settlement Trustee will make an initial Pro Rata Distribution to Holders of Allowed Class 7 Claims and to the Disputed Claims Reserve for Class 7 Claims. The amount and timing of the initial Distribution will be in the sole discretion of the Settlement Trustee, in consultation with the Settlement Trust Committee.

(c)          Interim Distributions. The Settlement Trustee may make interim Distributions of available cash (i) to Holders of the Allowed Class 7 Claims solely in accordance with this Plan and the Settlement Trust Agreement, and (ii) from the Disputed Claims Reserve in accordance with Article _____ hereof. Other than the Final Distribution, at no time shall the Settlement Trustee be required to make a Distribution unless he has at least $100,000 to distribute.

(d)          Final Distributions. The Settlement Trust shall be dissolved and its affairs wound up, and the Settlement Trustee shall make the Final Distributions, upon the earlier of (i) the date which is five (5) years after the Effective Date, and (ii) that date when, (A) in the reasonable judgment of the Settlement Trustee, substantially all of the assets of the Settlement Trust have been liquidated and there are no substantial potential sources of additional Cash for Distribution; and (B) there remain no substantial Disputed Claims. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Settlement Trust for one or more finite terms based upon the particular facts and circumstances at that time, if an extension is necessary to the liquidating purpose of the Settlement Trust. The date on which the Settlement Trustee determines that all obligations under the Plan and the Settlement Trust Agreement have been satisfied is referred to as the “Trust Termination Date”. On the Trust Termination Date, the Settlement Trustee shall promptly request the Bankruptcy Court enter an order closing the Bankruptcy Cases (unless this has already been done).

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After Final Distributions have been made in accordance with the terms of the Plan and the Settlement Trust Agreement, if the amount of remaining cash is less than $10,000, the Settlement Trustee, after consultation with the Settlement Trust Committee, may donate such amount to a charity approved by the Settlement Trust Committee.

6.          Reporting Requirement of Settlement Trust

The Settlement Trust Agreement will require that annual financial statements or similar reports of the Settlement Trust be sent to all Holders of Class 7 Claims on an annual basis. Such reports need not be audited.

D.           Directors/Officers/Equity Interests/Professionals of the Debtors on the Effective Date

1.          On the Effective Date, the authority, power and incumbency of the Persons then acting as directors and officers of the Debtors shall be terminated and such directors and officers shall be deemed to have resigned.

2.          On the Effective Date, all the Equity Interests in the Debtors (including all instruments evidencing such Equity Interests) shall be canceled and extinguished without further action under any applicable agreement, law, regulation or rule. On the Effective Date, the Liquidating Debtor shall issue one share of stock or member interest in the Liquidating Debtor to the Distribution Agent, and such share of stock or member interest will remain outstanding until the Liquidating Debtor is dissolved in accordance with the Plan.

E.           Operations of the Debtors Between the Confirmation Date and the Effective Date

During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to remain in possession of their assets, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect.

F.           Term of Injunctions or Stays

Unless otherwise provided, all injunctions or stays provided for in the Bankruptcy Cases and in existence on the Confirmation Date shall become permanent and shall remain in full force and effect from and after the Effective Date to the greatest extent allowed by the Bankruptcy Code or otherwise.

G.           Corporate Action

The entry of the Confirmation Order shall constitute the approval of the authorization for the Debtors to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and any documents contemplated to be executed therewith, prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order rule or regulation.

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On and after the Effective Date, the Debtors (i) shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, and (ii) shall not be liable in any manner to any taxing or other authority for franchise, business, license or similar taxes, and (iii) shall, without taking any further action or paying any sum, be de-listed from any stock exchange and shall no longer be required to file any S.E.C. or other regulatory agency reports, comply with any reporting or financial obligations, or take any other action required of a “public” company.

H.           Cancellation of Existing Agreements and Existing Common Stock

On the Effective Date, except to the extent otherwise provided herein, all notes, stock, instruments, certificates, and other documents evidencing any Claims or Equity Interests shall be canceled, shall be of no further force, whether surrendered for cancellation or otherwise.

I.           Authorization of Plan-Related Documentation

1.          All documents, agreements and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, including, but not limited to, the Plan Supplement documents and any other agreement or document related to or entered into in connection with the Plan or Plan Supplement documents, shall become, and shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).

2.          A responsible officer or director of the Debtors shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

3.          From and after the Effective Date, the Distribution Agent may, in the name of the Debtors and their estates, take such actions as may be necessary or appropriate to accomplish the purposes of the Plan, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, except as provided in the Plan or the Confirmation Order.

4.          From and after the Effective Date, the Settlement Trustee may take such actions as may be necessary or appropriate to accomplish the purposes of the Settlement Trust without supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, except as provided otherwise in the Plan, the Confirmation Order or the Settlement Trust Agreement.

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J.           Dissolution of Committee

The Committee shall continue in existence through and including the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court or in this Plan or the Confirmation Order prior to the Effective Date. On the Effective Date, the Committee shall be deemed dissolved, and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Bankruptcy Cases or the Plan and its implementation, and the retention or employment of the Committee’s Professionals shall terminate. The Committee members willing to serve will become members of the Settlement Trust Committee.

K.          Exemption from Certain Fees and Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to this Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

L.           Closing of the Bankruptcy Cases

The Bankruptcy Cases of Holdings and Recycling shall be closed on the Effective Date.

Upon the conclusion of the administration of the Settlement Trust, the Settlement Trustee shall file a motion, after notice and an opportunity for hearing, seeking entry of an Order closing the Bankruptcy Case of International pursuant to Local Bankruptcy Rule 3022-1. The Settlement Trustee shall file a final report no later than fourteen days prior to the hearing to consider the motion to close the Bankruptcy Case of International.

ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.           Rejection of Executory Contracts and Unexpired Leases

Any executory contract or unexpired lease which has not expired by its own terms on or prior to the Effective Date, which has not been assumed, assumed and assigned, or rejected with the approval of the Bankruptcy Court, or which the Debtors have obtained the authority to reject but have not rejected as of the Effective Date, or which is not the subject of a motion to assume the same pending as of the Effective Date, shall be deemed rejected by the Debtors on the Effective Date, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejection pursuant to sections 365(e) and 1123(b)(2) of the Bankruptcy Code.

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B.           Rejection Damages Claims

Proofs of all Claims arising out of the rejection of an executory contract or an unexpired lease pursuant to the Plan shall be filed with the Claims Agent and served upon the Liquidating Debtor and the Settlement Trustee in accordance with the Bankruptcy Code, Bankruptcy Rules, and Local Rules by no later than twenty-one (21) days after notice of the entry of the Confirmation Order. Any Proofs of Claim not Filed and served within such time periods will be forever barred from assertion against the Debtors and their Estates. Unless otherwise Ordered by the Bankruptcy Court, all Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be treated as General Unsecured Claims under the Plan.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.           Manner of Payment under the Plan

At the option of the Debtors, the Distribution Agent, or the Settlement Trustee, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements. Cash payments made pursuant to this Plan in the form of checks issued by the Debtors or Settlement Trustee shall be null and void if not cashed within 180 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Distribution Agent or Settlement Trustee, as the case may be.

B.           Timing of Distributions

Except as otherwise provided herein or as may be ordered by the Bankruptcy Court, Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date and that are entitled to receive Distributions under the Plan shall be made as soon as practicable after the Effective Date. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Distributions on account of Claims that become Allowed after the Effective Date shall be made pursuant to Article VIII of the Plan.

C.           Expense of Distributions

1.          The Distribution Agent shall serve as disbursing agent on behalf of each of the Estates (on and after the Effective Date) under the Plan for Unclassified Claims and Claims in Classes 1 through 6 and shall make all Distributions required under the Plan to the Holders of Claims in those Classes.

2.          The Settlement Trustee shall serve as Distribution Agent on behalf of each of the Estates (on or after the Effective date) under the Plan for Claims in Classes 7 and 8, and shall make all Distributions required under the Plan to the Holders of Claims in Classes 7 and 8.

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3.          Each of the Distribution Agent and the Settlement Trustee shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in them by Order of the Bankruptcy Court, pursuant to the Plan, or as deemed by them to be necessary and proper to implement the provisions hereof.

4.          Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Distribution Agent (including taxes, reasonable professional fees, and fees to the U.S. Trustee so long as the Liquidating Debtor is in existence) on or after the Effective Date shall be paid in cash from the Retained Assets; and any reasonable fees and expenses of the Settlement Trustee (including Settlement Trust taxes, reasonable professional fees and U.S. Trustee fees after the dissolution of the Liquidating Debtor) on or after the Effective Date shall be paid in Cash by the Settlement Trust.

5.          Neither the Distribution Agent nor the Settlement Trustee will be required to be bonded to perform their duties hereunder, although they may choose to do so.

D.           Delivery of Distributions and Undeliverable or Unclaimed Distributions

Except as otherwise provided in the Plan, subject to Bankruptcy Rule 9010, all Distributions to any Holder of an Allowed Claim shall be made at the address of such Holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, as applicable, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a Proof of Claim by such Holder that contains an address for such Holder different from the address reflected on the Schedules. In the event that any Distribution to any Holder is returned as undeliverable, the Distribution Agent or the Settlement Trustee, as the case may be, shall use commercially reasonable efforts to determine the current address of such Holder, but no Distribution to such Holder shall be made unless and until such party has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, that such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code upon the expiration of the later of (i) three (3) months from the Effective Date, and (ii) the date such Distribution was returned undeliverable. After such date, all unclaimed property or interest in property shall revert to the Retained Assets or the Settlement Trust, as the case may be, for distribution on account of other Allowed Claims, and the Claim of the Holder originally entitled to such unclaimed property or interest in property shall be forever barred from seeking a distribution on account of such Claim from the Debtors, the Estates, or the Settlement Trust.

E.           Allocation of Plan Distributions between Principal and Interest.

To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the Distribution exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

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F.           De Minimis Distributions

Neither the Distribution Agent nor the Settlement Trustee shall have any duty to make a Distribution on account of any Allowed Claim (i) if the Trustee determines, in the reasonable exercise of the Trustee’s discretion, that the amount available for Distribution at such time is insufficient to justify the cost of effecting the Distribution, in which case such Distributions shall be deferred to the next Distribution date, or (ii) if the amount to be distributed to that Holder on the particular Distribution date is less than $10.00, unless such Distribution constitutes the final Distribution to such Holder. The Settlement Trustee shall not be required to make any interim distribution at any time when there is less than $100,000 to distribute.

G.           No Distribution in Excess of Allowed Amount of Claim

Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distributions, which individually or in the aggregate, exceed of the Allowed amount of such Claim.

H.           Setoffs

The Liquidating Debtor or the Settlement Trust may, but shall not be required to, set-off against, or recoup from, any Claim (for purposes of determining the Allowed amount of such Claim on which a Distribution shall be made), any claims of any nature whatsoever that the Debtors or the Settlement Trust may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Settlement Trust of any such claim the Debtors or the Settlement Trust may have against the Holder of such Claim.

I.           Compliance with Tax Requirements

In connection with the Plan and all Distributions hereunder, to the extent applicable, the Debtors and the Settlement Trustee are authorized to take any and all actions that may be necessary or appropriate to comply with all tax withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all Distributions pursuant to the Plan shall be subject to any such withholding and reporting requirements. The Settlement Trustee shall be authorized to require each Holder to provide it with an executed Form W-9 or similar tax form as a condition precedent to being sent a Distribution. If a Holder of an Allowed General Unsecured Claim does not provide the Settlement Trustee with an executed Form W-9 or similar form within 180 days of written request, said Holder shall be deemed to have forever forfeited their Distribution.

J.           Release of Liens

Except as otherwise provided by Article IV of the Plan or in any contract, instrument, release or other agreement or document created or assumed in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to this Article, all mortgages, deeds of trust, liens, pledges or other security interests against the property of the Debtors’ Estates shall be fully released and barred, and all of the right, title and interest of any Holder in such mortgages, deeds of trust, liens, pledges or other security interests shall revert to the applicable Estate.

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K.          Preservation of Subordination Rights

Except as otherwise provided herein, all subordination rights and claims relating to the subordination by the Debtors or the Settlement Trustee of any Allowed Claim shall remain valid, enforceable and unimpaired in accordance with section 510 of the Bankruptcy Code or otherwise.

L.           Books and Records; Privilege Matters

1.          Legal Representation of the Debtors and Committee After the Effective Date

Upon dissolution of the Liquidating Debtor, the attorney-client relationship between the Debtors and Bayard, PA shall be terminated. Upon the Effective Date, the attorney-client relationship between the Committee and Law Offices of Sandra Mayerson and Morris James, LLP shall be deemed terminated. Subject only to the applicable ethical rules governing attorneys, their receipt of confidential information and their relationship with former clients, current counsel for the Debtors shall not be precluded from representing any party in any action that might be brought by or against the Settlement Trust. Similarly, subject only to the applicable ethical rules governing attorneys, their receipt of confidential information and their relationship with former clients, current counsel and other professionals for the Committee shall not be precluded from representing the Settlement Trust or any other party in any action that might be brought by or against any former individual members of the Committee.

2.          Transfer of Debtors’ Books and Records

On or before the date on which the Liquidating Debtor is dissolved, the Debtors shall transfer and deliver their Books and Records to the Settlement Trust.

Upon the Effective Date, the Settlement Trust Committee shall succeed to the evidentiary privileges, including attorney-client privilege, formerly held by the Committee.  Accordingly, to the extent that documents are requested from current counsel to the Committee by any Person, after the Effective Date, only the Settlement Trust Committee shall have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Committee shall have no obligation to produce any documents currently in their possession as a result of or arising in any way out of their representation of the Committee unless (i) the Person requesting such documents serves its request on the Settlement Trust Committee; (ii) the Settlement Trust Committee consents in writing to such production and any waiver of the attorney-client privilege or other privilege such production might cause; and (iii) the Settlement Trust Committee, or the Person requesting such production, agrees to pay the reasonable costs and expenses incurred by current counsel for the Committee in connection with such production.

Unless the Court Orders otherwise, upon the second (2nd) anniversary of the termination of the Settlement Trust Agreement, any and all documents in the possession of the Debtors’ current counsel and the Committee’s current counsel as a result of or arising in any way out of their representation of the Debtors and/or the Committee, respectively, shall be deemed destroyed and no Person shall be entitled to obtain such documents.

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ARTICLE VIII.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.           Claims Objections

The Debtors will use commercially reasonable efforts to keep the aggregate amount of General Unsecured Claims at or below $2.5 million, not including the General Unsecured Claims of Sicut Enterprises, Ltd., including by making appropriate Claims objections. The Liquidating Debtor and the Settlement Trustee may also object to General Unsecured Claims. Only the Debtors or the Liquidating Debtor may object to Claims in Classes 1 through 6 or to Unclassified Claims.

B.           Estimation of Claims

The Liquidating Debtor and the Settlement Trustee in the case of Claims in Classes 7 and 8, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtor or the Settlement Trustee previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, such estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Liquidating Debtor or the Settlement Trustee may elect to pursue any supplemental proceedings to object to any ultimate allowance of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

C.           Claims Paid or Payable to Third Parties

1.          Claims Paid by Third Parties; Recourse to Collateral

The Debtors, the Liquidating Debtor or the Settlement Trustee, as applicable, shall be authorized to reduce in whole or in part a Claim, and such Claim shall be Disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or, as applicable, the Liquidating Debtor or the Settlement Trustee, including on account of recourse to collateral held by third parties or guarantees that secure such Claim. To the extent a Holder of a Claim receives a Distribution on account of such Claim and receives payment, in whole or in part, from a party that is not a Debtor on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the Distribution to the Debtor or the Liquidating Trustee, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such Distribution under the Plan.

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2.          Claims Payable by Insurance, Third Parties; Recourse to Collateral

No Distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies, surety agreements, other non-Debtor payment agreements, or collateral held by a third party, until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy, surety agreement, other non-Debtor payment agreement, or collateral, as applicable. To the extent that one or more of the Debtors’ insurers, sureties, or non-Debtor payors pays or satisfies in full or in part a Claim, or such collateral or proceeds from such collateral is used to satisfy such Claim, then immediately upon such payment, the applicable portion of such Claim shall be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.          Applicability of Insurance Policies

Notwithstanding anything to the contrary in the Plan or Confirmation Order, Confirmation and consummation of the Plan shall not limit or affect the rights of any third-party beneficiary of any of the Debtor’s insurance policies with respect to such policies, including the D&O Policy, and the rights of the Debtors under any such insurance policies shall vest in Liquidating Debtor as of the Effective Date.

D.           Expungement or Adjustment to Claims Without Objection

Any Claim that has been paid, satisfied, or superseded may be expunged on the Claims Register by, as applicable, the Debtors, the Liquidating Debtor or the Settlement Trustee (or the Notice and Claims Agent at, as applicable, the Debtors’, Liquidating Debtor’s or the Settlement Trustee’s direction), and any Claim that has been amended may be adjusted thereon by, as applicable, the Debtors, Liquidating Debtor or the Settlement Trustee without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, that notice of the action taken must be sent to the affected creditor within ten (10) days of such action.

E.           No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes Allowed. Distributions with respect to Disputed Claims shall be deposited into a disputed distribution reserve account maintained by each of the Distribution Agent (for Classes 1 through 6 and Unclassified Claims) and the Settlement Trustee (for Classes 7 and 8). To the extent that all or a portion of a Disputed Claim is Disallowed, the Holder of such Claim shall not receive any Distribution on account of the portion of such Claim that is disallowed and any property withheld pending the resolution of such Claim shall be reallocated in accordance with the Plan.

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F.           Distributions After Allowance

To the extent that a Disputed Claim becomes an Allowed Claim, Distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan and Settlement Trust Agreement. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Liquidating Debtor or Settlement Trustee shall provide to the Holder of such Claim the Distribution (if any) to which such Holder is entitled under the Plan.

G.           Preservation of Rights to Settle

In accordance with Section 1123(b) of the Bankruptcy Code, the Liquidating Debtor and Settlement Trust shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any person or entity without the approval of the Bankruptcy Court (subject to the provisions of the Settlement Trust Agreement, this Plan, the Confirmation Order, and any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan). The Liquidating Debtor and the Settlement Trust and the Distribution Agent and the Settlement Trustee or their successor(s) may pursue such retained claims, rights, Causes of Action, suits, or proceedings, as appropriate, in accordance with the best interests of the Liquidating Debtor, the Distribution Agent, the Settlement Trust, the Settlement Trustee or their successor(s) who hold such rights.

H.           Disallowed Claims

Any Claim held by a Person or Entity against whom any Debtor or the Settlement Trust has commenced a proceeding asserting a Cause of Action under Sections 542, 543, 544, 545, 547, 548, 549, and/or 550 of the Bankruptcy Code, shall be deemed a Disallowed Claim pursuant to Section 502(d) of the Bankruptcy Code and the Holder of such Claim shall not be entitled to vote to accept or reject the Plan. Claims that are deemed Disallowed Claims pursuant to this Article VIII.H., shall continue to be Disallowed Claims for all purposes until such Cause of Action has been settled or resolved by Final Order and any sums due to the Debtors or the Settlement Trust from such party have been paid.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVE DATE OF THE PLAN

A.           Condition Precedent to Confirmation

The Plan shall not be confirmed, and the Confirmation Date shall not be deemed to occur, unless and until the Confirmation Order, in form and substance satisfactory to the Plan Proponents, has been entered on the docket maintained by the Clerk of the Bankruptcy Court. Such Order will only be satisfactory if (a) it approves the Global Settlement and (b) approves the Sale of the Sale Assets.

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B.           Conditions Precedent to the Effective Date

The Effective Date shall be the first full Business Day after and the Plan shall become effective after each of the following conditions have been satisfied in full or waived by each Plan Proponent:

1.          the Confirmation Order, in form and substance satisfactory to the Proponent, shall be entered by the Bankruptcy Court, shall become a Final Order, shall be in full force and effect and shall not be subject to a stay or an injunction which would prohibit the transactions under the Plan;

2.          in addition to the requirements of Sec. IX.B.1. above, the Confirmation Order shall, among other things, provide that all transfers of property by the Debtors to the Settlement Trust (i) are or shall be legal, valid, and effective transfers of property, (ii) vest or shall vest the Settlement Trust with good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in the Plan, (iii) do not and shall not constitute voidable transfers under the Bankruptcy Code or under applicable non-bankruptcy law, (iv) shall be exempt from any transfer, sales, stamp or other similar tax (which exemption shall also apply to transfers by the Debtors to the Successful Bidders and by the Settlement Trust) and (v) do not and shall not subject the Settlement Trustee or Holders of Claims to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws affecting successor or transferee liability;

3.          the closing of the Sale of the Sale Assets shall have occurred pursuant to the Confirmation Order, and the Debtors, if applicable, the Settlement Trust, have received the consideration due upon closing of such sale;

4.          all of the DIP Loan authorized by the Financing Orders has been funded and drawn down by the Debtors;

5.          the Debtors have paid $900,000 into the escrow for Professionals held by the Bayard firm;

6.          the final version of the Plan, the Plan Supplement and all of the documents, schedules and exhibits contained therein shall have been Filed and in a form and substance satisfactory to each and every of the Plan Proponents;

7.          all actions and transfers and all agreements, instruments, or other documents necessary to implement the terms and provisions of the Plan, including all transfers to the Settlement Trust, shall have been effected or executed and delivered, as applicable, in form and substance satisfactory to the Committee and the Settlement Trustee; and

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8.          all authorizations, consents, and regulatory approvals, if any, required by the terms of or, in connection with the consummation of the Plan shall have been obtained and not revoked; and

9.          the Settlement Trustee is duly appointed, qualified and acting in such capacity.

C.           Waiver of Conditions

Any of the conditions to Confirmation of the Plan and/or to the Effective Date set forth in Articles IX.A. and IX.B. hereof, other than entry of the Confirmation Order in form and substance satisfactory to the Plan Proponents, may be waived with the express written consent each and every of the Plan Proponents without leave or order of the Bankruptcy Court.

D.           Satisfaction of Conditions

Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Proponents determine that one of the conditions precedent set forth in Articles IX.A. and IX.B. of the Plan cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Proponents shall file a notice of the failure of the Effective Date with the Bankruptcy Court.

E.           Effect of Nonoccurrence of Conditions

If each of the conditions to occurrence of the Effective Date set forth in Article VIII.B. has not been satisfied or duly waived on or before the first Business Day that is thirty (30) days after the Confirmation Date, or such later date as shall be determined by the agreement of all Plan Proponents, the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is so vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims or Equity Interests against any of the Debtors or release of any claims or interests by the Debtors or the Estates.

ARTICLE X.

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.           Compromise and Settlement of Claims, Equity Interests and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the Global Settlement and the classification, distributions, releases, and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests, and controversies resolved pursuant to the Plan and the Global Settlement or relating to the contractual, legal, and subordination rights that a Holder of a Claim or Equity Interest may have with respect to any Claim or Equity Interest, or any distribution to be made on account of such Claim or Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of both the Global Settlement and the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that such Global Settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Equity Interests and is fair, equitable, and reasonable.

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B.           Exculpation

THE DEBTORS, THE COMMITTEE, THE MEMBERS OF THE COMMITTEE IN THEIR ROLE SOLELY AS COMMITTEE MEMBERS, THE KRONSTADT PARTIES, THE DISTRIBUTION AGENT, THE SETTLEMENT TRUST, THE SETTLEMENT TRUSTEE AND THE MEMBERS OF THE SETTLEMENT TRUST COMMITTEE SOLELY AS SETTLEMENT TRUST COMMITTEE MEMBERS, AND ANY OF SUCH PARTIES’ RESPECTIVE CURRENT AND/OR POST-FILING DATE AND PRE-EFFECTIVE DATE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, MEMBERS, REPRESENTATIVES, ADVISORS, PROFESSIONALS, AND AGENTS SHALL NOT HAVE OR INCUR, AND ARE HEREBY RELEASED FROM, ANY CLAIM, CAUSE OF ACTION, OBLIGATION, SUIT, JUDGMENT, DAMAGES, DEBT, RIGHT, REMEDY OR LIABILITY TO ONE ANOTHER OR TO ANY HOLDER OF ANY CLAIM OR EQUITY INTEREST, OR ANY OTHER PARTY-IN-INTEREST, OR ANY OF THEIR RESPECTIVE RELATED PARTIES, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THE BANKRUPTCY CASES, THE NEGOTIATION AND FILING OF THIS PLAN, THE FILING OF THE BANKRUPTCY CASES, THE SETTLEMENT OF CLAIMS OR RENEGOTIATION OF EXECUTORY CONTRACTS AND LEASES, THE PURSUIT OF CONFIRMATION OF THIS PLAN, THE CONSUMMATION OF THIS PLAN, OR THE ADMINISTRATION OF THIS PLAN AND THE SETTLEMENT TRUST OR THE PROPERTY TO BE DISTRIBUTED UNDER THIS PLAN AND THE SETTLEMENT TRUST EXCEPT FOR THEIR WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR ANY OBLIGATIONS THAT THEY HAVE UNDER OR IN CONENCTION WITH THIS PLAN OR THE TRANSACTIONS CONTEMPLATED IN THIS PLAN, AND IN ALL RESPECTS SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBLITIES UNDER THIS PLAN AND THE SETTLEMENT TRUST, AND THIS EXCULPATION EXPRESSLY SURVIVES CONFIRMATION AND THE DISSOLUTION OF THE DEBTORS AND THE TERMINATION OF THE SETTLEMENT TRUST.

C.           Releases by the Releasing Parties

EFFECTIVE AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE RELEASING PARTIES SHALLL BE DEEMED TO, COMPLETELY, CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASE, WAIVE, VOID, EXTINGUISH AND DISCHARGE THE RELEASED PARTIES FROM ANY ACTION, RIGHT, CLAIM, CAUSE OF ACTION, OBLIGATION, SUIT, JUDGMENT, DAMAGES, DEBT, RIGHT, REMEDY OR LIABILITY, FOR ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF THE CHAPTER 11 CASES, THE NEGOTIATION AND FILING OF THIS PLAN AND ITS ACCOMPANYING DISCLOSURE STATEMENT, THE FILING OF THE BANKRUPTCY CASES, THE SETTLEMENT OF CLAIMS OR RENEGOTIATION OF EXECUTORY CONTRACTS AND LEASES, THE PURSUIT OF CONFIRMATION OF THIS PLAN, THE CONSUMMATION OF THIS PLAN, OR THE ADMINISTRATION OF THIS PLAN AND THE SETTLEMENT TRUST OR THE PROPERTY TO BE DISTRIBUTED UNDER THIS PLAN AND THE SETTLEMENT TRUST. NOTHING IN THIS RELEASE SHALL RELEASE ANY PERSON FROM THEIR OBLIGATIONS PURSUANT TO THIS PLAN.

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D.           Third Party Releases

Effective as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Releasing Parties, each Holder of a Claim or Equity Interest that votes in favor of the Plan and checked the “opt in” box on the ballot, and returned it in accordance with the instructions set forth thereon, shall be, in each case, deemed to, completely, conclusively, absolutely, unconditionally, irrevocably and forever release, waive, void and extinguish the Released Parties, from any claim, action, right, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability, for any act or omission (i) that took place prior to the Filing Date relating to and/or in connection with any of the Debtors, and (ii) in connection with, relating to, or arising out of the Bankruptcy Cases, the negotiation and Filing of this Plan, the Filing of the Bankruptcy Cases, the settlement of Claims or renegotiation of Executory Contracts and leases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be Distributed under this Plan.

E.           Injunctions Relating to Releases

Effective as of the Effective Date, all Persons that hold, have held or may hold a claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability of any nature whatsoever, that is released pursuant to this Plan, shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such released claims, Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum, (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order, (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any lien, (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person released under this Plan, and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

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F.           Injunctions to Protect Estate Assets

Except as expressly otherwise provided in this Plan, or to the extent necessary to enforce the terms and conditions of this Plan, the Confirmation Order or a separate Order of the Bankruptcy Court, all Entities who have held, hold or may hold Claims against or Equity Interests in the Debtors shall be permanently enjoined from taking any of the following actions against the Debtors, the Debtors’ Estates, and/or the Liquidating Debtor and/or the Debtors’ successors or any of their property on account of any such Claims or Equity Interests: (i) commencing or continuing, in any manner or in any place, any action, Cause of Action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or Order; (iii) creating, perfecting, or enforcing any Lien; (iv) asserting a setoff (except to the extent such setoff was exercised prior to the Petition Date), right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any action, Cause of Action or other proceeding that does not comply with or is inconsistent with the provisions of this Plan.

ARTICLE XI.

RETENTION OF JURISDICTION

A.           Retention of Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under or related to the Bankruptcy Cases for, among other things, the following purposes:

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(a)          Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(b)          Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

(c)          Resolve any matters related to: (i) the assumption, assignment, or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an executory contract or unexpired lease, cure obligations pursuant to section 365 of the Bankruptcy Code, or any other matter related to such executory contract or unexpired lease; (ii) any potential contractual obligation under any executory contract or unexpired lease that is assumed and/or assigned and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

(d)          Ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(e)          Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(f)          Adjudicate, decide, or resolve any and all matters related to Causes of Action;

(g)          Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

(h)          Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(i)          Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

(j)          Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

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(k)          Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, releases, injunctions, exculpations, and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement and enforce such releases, injunctions, and other provisions;

(1)         Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of Distributions;

(m)          Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(n)          Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Disclosure Statement or Settlement Trust Agreement;

(o)          Adjudicate any and all disputes arising from or relating to Distributions under the Plan or any transactions contemplated therein;

(p)          Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(q)          Determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(r)          Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

(s)          Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(t)          Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ release, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(u)          Enforce all orders previously entered by the Bankruptcy Court;

(v)         Hear any other matter not inconsistent with the Bankruptcy Code; and

(w)          Enter an order concluding or closing the Bankruptcy Cases.

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ARTICLE XII.

MODIFICATION AND REVOCATION OF THE PLAN

A.           Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, Settlement Trust Agreement and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all Holders of Claims against or Equity Interests in the Debtors (regardless of whether such Claims or Interests have accepted or rejected or are deemed to have accepted or deemed to have rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to executory contracts and unexpired leases with the Debtors. All Claims and debts shall be fixed, adjusted or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

Confirmation of the Plan does not result in a discharge with respect to any debt as provided in §1141(d)(3) of the Code.

B.           Modification of the Plan

Subject to the limitations contained herein, the Plan Proponents reserve the right to modify the Plan as to material terms and seek Confirmation consistent with section 1127(a) of the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Proponents expressly reserve their rights to alter, amend, or modify materially the Plan one or more times after Confirmation and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with this Article XII.

Any modification to the Plan made post-confirmation shall comply with section 1127(b) of the Bankruptcy Code.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof and prior to the Confirmation Date are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

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C.           Revocation or Withdrawal of the Plan

The Plan Proponents reserve the right to revoke or withdraw the Plan with respect to one or more of the Debtors prior to the Confirmation Date or the Effective Date and to file subsequent plans. If the Plan Proponents revoke or withdraw the Plan with respect to any Debtor, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption and assignment or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Equity Interests; (b) prejudice in any manner the rights of the Debtors or any other Entity; (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity or (d) effect a dismissal of litigation brought or to be brought by the Committee. For the avoidance of doubt, the Lien Challenge Period is extended to two (2) Business Days after the Effective Date of the Plan.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

A.           Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. After the Effective Date, the Liquidating Debtor shall pay, prior to the dissolution of the Liquidating Debtor all fees payable pursuant to 28 U.S.C. § 1930 which accrue after the Effective Date and before such dissolution, and thereafter, the Settlement Trustee will pay all fees payable pursuant to 28 U.S.C. § 1930 after the dissolution of the Liquidating Debtor through and including the closing of the Bankruptcy Cases.

B.           Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent a schedule or exhibit hereto or instrument, agreement or other document executed under the Plan provides otherwise, this Plan, the rights, duties and obligations arising under this Plan, and any claim or controversy directly or indirectly based upon or arising out of this Plan or the transactions contemplated by this Plan (whether based on contract, tort, or any other theory), including all matters of construction, validity and performance, shall be governed by and interpreted, construed and determined in accordance with, the internal laws of the State of Delaware (without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction).

C.           Corporate Action

Prior to, on and after the Effective Date, all matters provided for under the Plan that otherwise would require approval of the shareholders or directors of any of the Debtors shall be deemed to have occurred and shall be in effect prior to, on and after the Effective Date pursuant to the applicable general corporation law of the jurisdiction in which the Debtors are organized without any requirement of further action by the shareholders or directors of the Debtors.

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D.           Severability of Plan Provisions

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court or other court of competent jurisdiction to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.           Successors and Assigns

The Plan shall be binding on, and shall inure to the benefit of the Debtors, and their respective successors and assigns. The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person or Entity.

F.           Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order and the Effective Date shall have occurred. Neither the filing of this Plan, any nor statement or provision contained herein, nor the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors or the Committee prior to the Effective Date. If the Plan is not confirmed by a Final Order, or if the Plan is Confirmed and the Effective Date does not occur, the rights of all parties in interest in the Bankruptcy Cases are and shall be reserved in full. Any concessions or settlements reflected herein, if any, are made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Bankruptcy Cases shall be bound or deemed prejudiced by any such concession or settlement.

G.           Further Assurances

The Debtors are authorized to execute, deliver, file or record such contracts, agreements, instruments, releases and other documents and take or cause to be taken such action as may be necessary or appropriate to effectuate, implement and further evidence the terms, provisions and intent of this Plan and to consummate the transactions and transfers contemplated by the Plan.

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H.           Notice and Service of Documents

Except as set forth herein, as of the Effective Date, all parties having Filed entries of appearance or requests for service in the Bankruptcy Cases, shall not be provided with further notice with the exception of the Debtor, the U.S. Trustee, and the Settlement Trustee. Any Person desiring to remain on the Debtor’s Bankruptcy Rule 2002 service list shall be required to file a request for continued service and to serve such request upon the Distribution Agent and the Settlement Trustee within thirty (30) days subsequent to the Effective Date. Persons shall be notified of such continued notice requirements in the notice of entry of the Confirmation Order. Persons who do not file a request for continued service shall be removed from the Debtors’ Bankruptcy Rule 2002 service list upon the Effective Date without further notice pursuant to Bankruptcy Rule 2002 and any applicable local Bankruptcy Rules. Notice of all post-Confirmation matters for which notice is required to be given shall be deemed sufficient if served upon counsel for the U.S. Trustee’s Office, the Liquidating Debtor, the Settlement Trustee, counsel to the Settlement Trustee, if any, and all persons on the Debtor’s post-Confirmation Bankruptcy Rule 2002 service list.

I.           Conflicts

To the extent any provision of the Disclosure Statement or any instrument, document or agreement executed in connection with the Plan or any exhibits, schedules, appendices, supplements or amendments to the foregoing conflicts with or is in any way inconsistent with the terms of the Plan, the terms and provisions of the Plan shall govern and control. To the extent of any inconsistency between the Plan and the Confirmation Order, the terms of the Confirmation Order shall govern and control.

J.           Governing Law

Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

K.          Books and Records

Upon dissolution of the Liquidating Debtor, any remaining of the Debtors’ books and records shall be transferred to the Settlement Trustee. The Settlement Trustee shall be free, in its discretion to abandon, destroy, or otherwise dispose of the Books and Records in compliance with applicable non-bankruptcy law at any time on and after the Effective Date, without the need for any other or further Order.

L.           Termination of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Bankruptcy Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect.

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M.	Plan Supplement

Not later than ten (10) days prior to the Confirmation Hearing Date, the Plan Proponents shall File with the Bankruptcy Court the Plan Supplement which shall include such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, including, without limitation, all documents relating to the Sale of the Sale Assets.

N.           Determination of Tax Liability

The Debtors are authorized, but not required, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

O.           Post-Effective Date Fees and Expenses

From and after the Effective Date, the Liquidating Debtor and the Settlement Trustee, respectively, shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay each of their respective reasonable professional fees and expenses incurred by the Liquidating Debtor and the Settlement Trust, respectively, and any professionals retained by such Liquidating Debtor and Settlement Trust, related to the consummation and to the implementation of this Plan. Payment of the Settlement Trust’s fees and expenses shall be after notice to the Settlement Trust Committee. Nothing contained herein shall be construed to allow the Liquidating Debtor to pay the expenses of the Settlement Trust or vice versa.

P.           Entire Agreement

This Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated in to this Plan.

Q.           Closing of Bankruptcy Cases

At such time as it selects, the Settlement Trustee may seek a final decree pursuant to section 350 of the Bankruptcy Code formally closing each Debtors’ Bankruptcy Case.

R.           Change of Control Provisions

Any acceleration, vesting or similar change of control rights under any employment, benefit or other arrangements triggered by the consummation of this Plan shall be waived or otherwise cancelled under this Plan.

S.           Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

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T.           Termination of the Claims Agent

Within sixty (60) days after the Effective Date, the services of the Claims Agent shall be terminated, and the Claims Agent shall remit to the Settlement Trustee and its counsel, if any, a copy of the claims register and copies of all Proofs of Claim that it has received in connection with the Cases. No later than ninety (90) days after the Effective Date, the Claims Agent shall provide the Liquidating Debtor with an invoice for all services rendered in the Bankruptcy Cases.

U.           No Admission Against Interest

Neither the filing of this Plan, the Disclosure Statement, nor any statement contained therein, is or shall be deemed an admission against interest. In the event that this Plan is not consummated, neither this Plan, the Disclosure Statement nor any statement contained therein may be used or relied upon in any manner in any suit, action, proceeding or controversy within or outside the Bankruptcy Court involving the Debtor or any of its former or present officers, directors or Interest holder.

[Remainder of Page Intentionally Left Blank]

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Dated: March 7, 2016

AXION INTERNATIONAL, INC., AND ITS AFFILIATED DEBTORS		ALLEN KRONSTADT

By:		By:
Name:	Claude Brown	Name:	Allen Kronstadt
Title:	President

OFFICIAL COMMITTEE OF UNSECURED CREDITORS		PLASTIC TIES FINANCING LLC

By:		By:
Name:	[name]	Name:	[name]
Title:	Chair	Title:	[title]

Axion Joint Chapter 11 Liquidating Plan

EXHIBIT A

Settlement Trust Agreement

Exhibit A: Settlement Trust Agreement

AXION CREDITORS’ SETTLEMENT TRUST AGREEMENT

This Axion Creditors’ Settlement Trust Agreement (the “Agreement”) dated as of __________________ ____, 2016 by and between Axion International, Inc., Axion International Holdings, Inc., and Axion Recycled Plastics Incorporated (collectively, the “Debtors”) and Allen Kronstadt (“Kronstadt,” individually and collectively with the Debtors, the “Settlor”), and EisnerAmper LLP (the “Trustee”), for the benefit of the Holders of Allowed General Unsecured Claims (the “Beneficiaries”) under the terms of the Plan of Liquidation (as may be modified from time to time, the “Plan”) confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in Chapter 11 Case No. 15-12415 (CSS) by Order dated _____________ ________, 2016.

WITNESSETH

WHEREAS, the Trust is created pursuant to, and to effectuate, the Plan;

WHEREAS, the Trust is created on behalf, and for the sole benefit, of the Beneficiaries made pursuant to the Plan;

WHEREAS, the Trust is established for the purpose of collecting, distributing and liquidating the Assets (as defined below) for the benefit of the Beneficiaries in accordance with the terms of this Agreement and the Plan with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust;

WHEREAS, pursuant to the Plan, the Settlor, the Trustee, and the Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Assets to the Trust as a transfer of the Assets by the Settlor to the Beneficiaries in satisfaction of their Allowed General Unsecured Claims, followed by a transfer of the Assets by the Beneficiaries to the Trust in exchange for the beneficial interest herein, and to treat the Beneficiaries as the grantors and owners of the Trust in accordance with Treasury Regulation § 301.7701-4;

Exhibit A: Settlement Trust Agreement

WHEREAS, the Trust is intended to be treated as a grantor trust for federal income tax purposes;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Settlor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1           Definitions.

“Agreement” shall mean this Axion Creditors’ Settlement Trust Agreement.

“Assets” shall mean the assets transferred to the Trust pursuant to the terms of this Agreement and the Plan, including without limitation $312,500 in cash and the Avoidance Actions.

“Available Trust Cash” shall mean the aggregate of the Assets and Avoidance Actions proceeds after paying, reserving against, or satisfying: (1) fees incurred due to the U.S. Trustee pursuant to 28 U.S.C. § 1930(a)(6); (2) incurred operating and administrative expenses of the Trust, including but not limited to all costs, expenses, and obligations incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust) in carrying out their other responsibilities under this Agreement, or in any manner connected, incidental, or related thereto and payment of such fees; and (3) the Disputed Claims Reserve.

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“Avoidance Actions” shall have the meaning ascribed to it in the Plan and such avoidance actions transferred by the Debtors to the Trust as set forth in the Plan. As set forth in the Plan, specifically excluded from the Avoidance Actions is any chapter 5 cause of action with respect to Industrial Rigging Services of Central Texas, Inc.

“Beneficiaries” shall collectively mean the Holders of Allowed General Unsecured Claims under the Plan, or any successors to such Holders’ Allowed General Unsecured Claims or interests in the Trust.

“Claim” shall have the meaning ascribed to it in the Plan.

“Effective Date” shall have the same meaning as set forth in the Plan.

“Kronstadt” shall have the meaning ascribed in the Plan.

“Permitted Investments” shall include (a) short-term direct obligations of, or obligations guaranteed by, the United States of America, (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof, (c) such other investments as the Bankruptcy Court may approve from time to time, or (d) demand deposits or certificates of deposit at any bank or trust company that has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000, provided, however, that the scope of any Permitted Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treas. Reg. § 301.7701-4(d), may be permitted to hold, pursuant to Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements, or otherwise.

“Settlor” shall mean the Debtors and Kronstadt.

“Settlement Trust” or “Trust” shall have the meaning ascribed in the Plan for the term “Settlement Trust” which was established pursuant to the terms of this Agreement and the Plan.

- 3 -	Exhibit A: Settlement Trust Agreement

“Settlement Trustee” shall have the meaning ascribed in the Plan and mean EisnerAmper LLP or Wayne P. Weitz initially, the person or corporation named herein, and any successors or replacements duly appointed under the terms of this Agreement.

1.2           Use of Plan Definitions. All terms which are used in this Agreement but not defined herein shall have the same meaning set forth in the Plan.

1.3           Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.

1.4           Particular Words. Reference in this Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under this Agreement. The words “hereof,” “herein,” “herein,” and similar terms shall refer to this Agreement and not to any particular Section or Article of this Agreement.

ARTICLE II

DECLARATION OF TRUST

2.1           Creation and Name. There is hereby created the Trust, which shall be known as the “Axion Creditors’ Settlement Trust,” and is the Trust referred to as the “Settlement Trust” in the Plan. The Trustee may conduct the affairs of the Trust under the name of the “Axion Creditors’ Settlement Trust.”

2.2           Purpose of Trust. The Settlor and the Trustee, pursuant to the Plan and in accordance with the “Bankruptcy Code, hereby create the Trust for the purpose of collecting, distributing, and liquidating the Assets for the benefit of the Beneficiaries in accordance with the terms of this Agreement and the Plan. The activities of the Trust shall be limited to those activities set forth in this Agreement and as otherwise contemplated by the Plan.

- 4 -	Exhibit A: Settlement Trust Agreement

2.3           Transfer of Assets.

A.           The Settlor hereby grants, releases, assigns, conveys, transfers and delivers, on behalf of the Beneficiaries, all of the Settlor’s right, title and interest in the Assets to the Trustee as of the Effective Date in trust for the benefit of the Beneficiaries, pursuant to sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code and in accordance with the Plan and Confirmation Order, and as of the Effective Date free and clear of any and all liens, claims, encumbrances, and interests (legal, beneficial, or otherwise) of all other Persons to the maximum extent contemplated by and permissible under section 1141(c) of the Bankruptcy Code for the uses and purposes as specified in this Agreement and the Plan, but subject to the following liabilities: (i) all fees payable pursuant to 28 U.S.C. §1930 until such time as the Bankruptcy Court enters a final decree closing each of the Debtor’s Chapter 11 cases, (ii) any expenses incurred and unpaid, or to be incurred, by the Debtors, the Committee or the Trustee in the performance of their administrative duties in respect of winding up the Debtors’ estates, and (iii) any obligations owing pursuant to the Plan.

B.           The Trustee shall automatically, and without need for further notice or approval of the Bankruptcy Court or the Debtors, be designated as the representative of the Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce or pursue any Cause of Action transferred to the Trust after the Effective Date in accordance with the terms of this Agreement, the Plan, and the Confirmation Order. Any proceeds of a Cause of Action shall be distributed pursuant to the terms of the Plan and this Agreement.

- 5 -	Exhibit A: Settlement Trust Agreement

2.4           Securities Law. Under section 1145 of the Bankruptcy Code, the issuance of beneficial interests in the Trust to the Beneficiaries under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities. If the Trustee determines, with the advice of counsel, that the Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

2.5           Appointment and Acceptance of Trustee. The Trustee shall be deemed to be appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Trustee accepts the Trust created by this Agreement and the grant, assignment, transfer, conveyance, and delivery to the Trustee, on behalf, and for the benefit, of the Beneficiaries, by the Debtors of all of their respective right, title, and interest in the Assets, upon and subject to the terms and conditions set forth in this Agreement, the Plan, and the Confirmation Order.

2.6           No Reversion to Debtors. In no event shall any part of the Assets be distributed to either of the Debtors.

ARTICLE III

ADMINISTRATION OF THE TRUST

3.1           Rights, Powers, and Privileges. The Trustee shall have only the rights, powers, and privileges expressly provided in this Agreement and Plan. Subject to the terms of this Agreement, including section 3.4 of this Agreement, the Trustee shall have the power to take the actions granted in this section 3.1 and any powers reasonably incidental thereto, which the Trustee reasonably determines to be necessary or appropriate to fulfill the purpose of the Trust, including but not limited to:

- 6 -	Exhibit A: Settlement Trust Agreement

A.           Prosecuting, settling, assigning, or otherwise compromising or abandoning for the benefit of the Trust any and all Avoidance Actions transferred to the Trust or arising in favor of the Trust, including, without limitation, taking any action with respect to appeals, counterclaims, and defenses of or with respect to such claims and causes of action, including retaining counsel to pursue the Avoidance Actions, provided however, the Settlement Trustee lacks any rights, powers, or privileges to bring action Avoidance Actions to recover preferences under section 547 of the Bankruptcy Code;

B.           Exercising all powers provided to the Trustee or the Trust under the Plan or Confirmation Order;

C.           Liquidating, selling or abandoning the Assets or any portion thereof;

D.           Executing any documents and taking any other actions related to, or in connection with, the liquidation of the Assets and the exercise of the Trustee’s powers granted in this Agreement, the Plan, and Confirmation Order;

E.           Holding legal title to any and all rights of the Beneficiaries in, to, or arising from the Assets;

F.           Establishing a reserve for disputed claims (the “Disputed Claims Reserve”), as well as any other required reserves as may be necessary and appropriate for the proper operation of matters incident to the Trust;

G.           Protecting and enforcing the rights to the Assets vested in the Trustee by this Agreement by any method reasonably determined to be appropriate, including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium, or similar law and general principles of equity;

H.           Making distributions of the Assets to or on behalf of the Beneficiaries in accordance with this Agreement, the Plan, and the Confirmation Order;

- 7 -	Exhibit A: Settlement Trust Agreement

I.           Filing any and all tax returns with respect to the Trust and paying taxes properly payable by the Trust, if any;

J.           Making all necessary filings in accordance with any applicable law, statute, or regulation;

K.          Determining and satisfying from the Assets any and all taxes and ordinary course liabilities, including reasonable professional fees and expenses, incurred by or on behalf of the Trust;

L.           Investing the Assets received by the Trust or Trustee or otherwise held by the Trust or Trustee in accordance with section 3.5 of this Agreement;

M. In the event that the Trustee determines that the Beneficiaries or the Trust may, will or have become subject to different tax consequences than those described in this Agreement, taking such actions that will, or are intended to, address such different tax consequences;

N.           Creating sub-trusts or title vehicles of which the Trust or the Beneficiaries hold the beneficial or ownership interests, as applicable;

O.           Sending, as often as is required, to each Beneficiary a separate statement stating the Beneficiary’s share of income, gain, loss, deduction, or credit and instructing all such Beneficiaries to report such items on their federal tax returns;

P.           Opening and maintaining bank accounts on behalf of or in the name of the Trust;

Q.           Purchasing customary insurance coverage in accordance with Section 4.8 of this Agreement;

- 8 -	Exhibit A: Settlement Trust Agreement

R.           In reliance upon the official claims register maintained in the Bankruptcy Cases and any applicable court order, maintaining on the Trustee’s books and records a register evidencing the beneficial interest in the Trust held by each Beneficiary;

S.           Performing such functions and taking such actions as are provided for or permitted in this Agreement, the Plan, the Confirmation Order, or any other agreement executed pursuant to this Agreement, the Plan, or the Confirmation Order; and

T.           Terminating this Trust and seeking to close the Debtors’ Bankruptcy Cases pursuant to section 350(a) of the Bankruptcy Code.

3.2           Agents and Professionals. The Trustee may, but shall not be required to, consult with and retain attorneys, financial advisors, accountants or other professionals and employees as the Trustee deems appropriate in the reasonable exercise of his or her discretion, and who the Trustee reasonably determines to have qualifications necessary to assist the Trustee in the proper administration of the Trust. Subject to section 7.8 of this Agreement, the Trustee may pay the reasonable fees, costs and expenses of such persons (including himself) out of the Assets in the ordinary course of business pursuant to the Plan and Confirmation Order. Subject to this section 3.2 and the other terms and conditions of this Agreement, the Plan and Confirmation Order, the Trustee may retain professionals who previously were employed by the Committee and/or Debtors.

3.3           Safekeeping of Assets. All Assets shall, until distributed or paid over as herein provided or in the Plan, be held in trust for the benefit of the Beneficiaries in accordance with the Plan and this Agreement. The Trustee shall be under no liability for interest or producing income on any moneys received by it herein and held for distribution or payment to the Beneficiaries, except as such interest or income shall actually be received by the Trustee.

- 9 -	Exhibit A: Settlement Trust Agreement

3.4           Limitations on Trustee. The Trustee’s authority hereunder is subject to the following:

A.           The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Assets or the proceeds, revenue, or income therefrom shall be used or disposed of by the Trust in furtherance of any trade or business.

B.           The Trustee must obtain approval from a majority of the members of the Settlement Trust Committee or the Bankruptcy Court to settle, compromise or resolve any claim where the amount at issue exceeds $100,000.

3.5           Investment. The Trustee may only invest funds held in the Trust in Permitted Investments, in a manner consistent with the requirements of the Bankruptcy Code or any order of the Bankruptcy Court modifying such requirements and, provided that the Trustee does so, he or she shall have no liability in the event of insolvency of any institution in which he or she has invested any of the Assets or any proceeds, revenue, or income therefrom.

3.6           Trustee Action. The Trustee shall hold, collect, conserve, protect, and administer the Trust in accordance with the provisions of this Agreement and the Plan, and pay and distribute amounts as set forth herein for the purposes set forth in this Agreement. Any good faith determination by the Trustee as to what actions are in the best interests of the Trust shall be determinative.

- 10 -	Exhibit A: Settlement Trust Agreement

3.7           Bankruptcy Court Approval of Trustee Actions. Except as provided in the Plan or otherwise specified in this Agreement, the Trustee need not obtain an order or approval of the Bankruptcy Court in the exercise of any power, rights, or discretion conferred hereunder, or account to the Bankruptcy Court. The Trustee shall exercise its reasonable business judgment for the benefit of the Beneficiaries in order to maximize the value of the Assets and distributions, giving due regard to the cost, risk, and delay of any course of action. Notwithstanding the foregoing in this section 3.7, but subject to section 3.4 of this Agreement, the Trustee may submit to the Bankruptcy Court any question or questions regarding which the Trustee may desire to have explicit approval of the Bankruptcy Court for the taking of any specific action proposed to be taken by the Trustee with respect to the Assets, the Trust, the Agreement, the Plan, or the Debtors, including the administration and distribution of the Assets. The Bankruptcy Court shall retain jurisdiction for such purposes and shall approve or disapprove any such proposed action upon motion. In addition, subject to section 3.4 of this Agreement, the Trustee shall have the authority, but not the obligation, to seek Bankruptcy Court approval to sell any Asset free and clear of any and all liens, claims, and encumbrances.

3.8           Confidentiality. The Trustee shall, during the period that it serves as Trustee under this Agreement and for a period of twelve (12) months following the termination of this Agreement or its removal or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the Assets relates or which it has become aware of in its capacity as Trustee.

ARTICLE IV

DISTRIBUTIONS FROM THE TRUST

4.1           Timing and Amount of Distributions. Distributions of Available Trust Cash shall be made no less frequently than once per twelve-month period, such period to be measured from the Effective Date (each a “Distribution Date”); provided, however, that the Trustee may defer a distribution to the next Distribution Date if the Trustee determines, in the reasonable exercise of the Trustee’s discretion, that the amount available for distribution at such time is insufficient to justify the cost of effecting the distribution; provided further, however, that the Trustee may, in the reasonable exercise of the Trustee’s discretion, cause the Trust to retain an amount of Available Trust Cash reasonably necessary to maintain the value of the Assets or to meet Trust liabilities, including any reserve for Disputed Claims.

- 11 -	Exhibit A: Settlement Trust Agreement

4.2           Distributions to Holders of Allowed General Unsecured Claims. Holders of Allowed General Unsecured Claims (Class 7) against the Debtors shall receive, in full and final satisfaction of their allowed General Unsecured Claims, a Pro Rata share of the Available Trust Cash after the Trustee pays any required obligations and maintains appropriate reserves for Disputed Claims and the costs of administration of the Trust. The Trustee shall require any Beneficiary to furnish to the Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS, and the Trustee may condition any Distribution upon receipt of such identification number.

4.3           Distributions to Holders of Allowed Convenience Claims. Holders of Allowed General Unsecured Claims of $500 or Less within the Convenience Class (Class 8) shall receive, in full and final satisfaction of their allowed Convenience Claims, a one-time payment equal to the lesser of (i) the full amount of their Allowed General Unsecured Claim, or (ii) One Hundred Dollars ($100). Such payment shall be made by the Settlement Trustee from the Trust with respect to each Allowed Class 8 Claim on the day which is the later of that date which is within (i) two weeks of the Effective Date; or (ii) two weeks of the date on which the Claim becomes an Allowed Class 8 Claim. Holders of Allowed Class 8 Claims will receive no further distributions from the Settlement Trust other than this one-time payment.

- 12 -	Exhibit A: Settlement Trust Agreement

4.4           Distributions After Allowance or Disallowance of a Disputed Claim. Within thirty (30) days of a Disputed Claim becoming an Allowed General Unsecured Claim, the Trustee may distribute to the Holder thereof, from the Disputed Claim Reserve, such amount of Available Trust Cash as would have been distributed to such Holder if its Claim had been an Allowed General Unsecured Claim on the Effective Date. The Trustee shall no longer reserve for and shall distribute to the Beneficiaries, pursuant to this Agreement, their Pro Rata share of the funds held in the Disputed Claim Reserve on account of any Disputed General Unsecured Claim that becomes disallowed.

4.5           Undeliverable Property. If any distribution of Available Trust Cash to or on behalf of a Beneficiary is returned to the Trustee or its agent as undeliverable, no further distribution to such Beneficiary shall be made unless and until the Trustee is notified in writing of such Beneficiary’s then-current address. Any Beneficiary that does not assert a claim for an undeliverable distribution of Available Trust Cash within three (3) months after the last Distribution Date on which the relevant distribution became deliverable shall no longer have any claim to or interest in the Available Trust Cash represented by such undeliverable distribution, and in such cases, all title to and all beneficial interests in the Assets represented by any such undeliverable distributions shall revert to and/or remain in the Trust and shall be distributed in accordance with Article IV of this Agreement and the Plan.

4.6           Payments Limited to Assets. All payments to be made by the Trustee to or for the benefit of any Beneficiary shall be made only from the Assets or proceeds from Avoidance Actions.

4.7           United States Trustee Fees and Reports. After the Effective Date, the Trustee shall pay as an expense of the Trust all fees incurred under 28 U.S.C. § 1930(a)(6) by reason of the Trust’s disbursements as required under the Plan and Confirmation Order until the Debtors’ Bankruptcy Cases are closed. After the Confirmation Date, the Trust shall prepare and serve on the Office of the U.S. Trustee such quarterly disbursement reports for the Trust as required by the U.S. Trustee for as long as the Bankruptcy Cases remain open.

- 13 -	Exhibit A: Settlement Trust Agreement

4.8           Insurance. The Trustee may use Assets in the Trustee’s reasonable business judgment to maintain customary insurance coverage, if available, for the protection of the Trust or Debtors’ Assets.

4.9          Remnant Funds. In the event there are funds remaining in an amount too little to distribute to beneficiaries pursuant to the terms of the Plan, then, pursuant to the terms of the Plan, the Trustee shall, as of the time of the closing of the bankruptcy cases and to facilitate the termination of the Trust, donate such funds to a worthy charitable organization.

ARTICLE V

BENEFICIARIES

5.1           Incidents of Ownership. The Beneficiaries shall be the sole beneficiaries of the Trust and the Assets, and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized in this Agreement, the Plan and the Confirmation Order.

5.2           Interest Beneficial Only. The ownership of a beneficial interest in the Trust shall not entitle any Beneficiary or the Settlor to any title in or to the Assets or to any right to call for a partition or division of such assets or to require an accounting, except as specifically provided herein or in the Plan.

5.3           Evidence of Beneficial Interest. Ownership of a beneficial interest in the Assets shall not be evidenced by any certificate, security, or receipt, or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

- 14 -	Exhibit A: Settlement Trust Agreement

5.4           Notice of Transfer of Beneficial Interest. Any notice of a change of beneficial interest ownership as described in section 11.3 of this Agreement shall be forwarded to the Trustee by registered or certified mail as set forth herein. The notice shall be executed by both the transferee and the transferor, and the signatures of the parties shall be acknowledged before a notary public and as required by Bankruptcy Rule 3001(e). The notice must clearly describe the interest to be transferred. The Trustee may rely upon such signatures and acknowledgments as evidence of such transfer without the requirement of any further investigation.

ARTICLE VI

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

6.1           Reliance. Except as otherwise provided in this Agreement, the Plan, or the Confirmation Order, the Trustee may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document reasonably believed to be genuine and to have been signed or presented by the Trustee.

6.2           Parties Dealing With the Trustee. In the absence of actual knowledge to the contrary, any person dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee’s agents to act in connection with the Assets. There is no obligation on any Person dealing with the Trustee to inquire into the validity, expediency, or propriety of any transaction by the Trustee or any agent of the Trustee.

6.3           Limited Recourse. Except as otherwise provided in this Agreement, the Plan, or the Confirmation Order, Persons (including any professionals retained by the Trustee in accordance with this Agreement) engaged in transactions with the Trust or the Trustee shall look only to the Assets to satisfy any liability incurred in connection with the carrying out the terms of this Agreement, the Plan, or the Confirmation Order.

- 15 -	Exhibit A: Settlement Trust Agreement

6.4           Limitation of Liability. The Trustee and its agents, employees, officers, directors, professionals, attorneys, accountants, advisors, and representatives shall not be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Assets or the affairs of the Trust, except for their own gross negligence, willful misconduct, fraud, bad faith, self-dealing or breach of the duty of loyalty. Other than as set forth in the Plan or Confirmation Order, nothing in this Agreement shall be deemed to release any Beneficiary from any actions or omissions occurring prior to the Effective Date.

6.5           Non-Liability for Acts of Others. Nothing contained in this Agreement, the Plan, or the Confirmation Order shall be deemed to be an assumption by the Trustee of any of the liabilities, obligations, or duties of the Debtors or Beneficiaries and shall not be deemed to be or contain a covenant or agreement by the Trustee to assume or accept any such liability, obligation, or duty. Any successor Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Trustee hereunder, and any statement or representation made by a predecessor Trustee or its agents as to the assets comprising the Trust Assets or as to any other fact bearing upon the prior administration of the Trust, so long as it has a good faith basis to do so. A Trustee shall not be liable for having accepted and relied in good faith upon any such accounting, statement, or representation if it is later proved to be incomplete, inaccurate, or untrue. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor Trustee, nor have a duty to enforce any claims against any predecessor Trustee on account of any such act or omission.

- 16 -	Exhibit A: Settlement Trust Agreement

6.6           Indemnification. The Trustee and each of its agents, employees, officers, directors, professionals, attorneys, accountants, advisors and representatives (collectively, the “Indemnified Parties”) shall be indemnified and held harmless by the Trust, to the fullest extent permitted by law, solely from the Assets for any losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, disbursements, and related expenses which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding, or investigation brought or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party solely in its capacity as such; provided, however, that the Trust shall not be liable to indemnify any Indemnified Party for any act or omission constituting gross negligence, willful misconduct, fraud, bad faith, self-dealing or breach of the duty of loyalty by such Indemnified Party. Notwithstanding any provision in this Agreement to the contrary, the Indemnified Parties shall be entitled to request advances from the Trust to cover reasonable fees and necessary expenses incurred in connection with defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Trustee shall not be required to make any such advances; provided further, however, that any Indemnified Parties receiving such advances shall repay the amounts so advanced to the Trust upon the entry of an order of a court of competent jurisdiction finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this section 6.6. This indemnification shall survive the death, dissolution, resignation, or removal, as may be applicable, of the Indemnified Parties, or the termination of the Trust, and shall inure to the benefit of the Indemnified Parties’ heirs and assigns.

ARTICLE VII

SELECTION, REMOVAL AND COMPENSATION OF TRUSTEE

7.1           Initial Trustee. The initial Trustee shall be selected by the Committee in advance of the Confirmation Hearing.

- 17 -	Exhibit A: Settlement Trust Agreement

7.2           Term of Service. The Trustee shall serve until (a) the completion of all the Trustee’s duties, responsibilities and obligations under this Agreement and the Plan; (b) termination of the Trust in accordance with this Agreement; or (c) the Trustee’s death or dissolution, incapacitation, resignation, or removal.

7.3           Removal of a Trustee. Any Person serving as Trustee may be removed at any time and for any reason by the Settlement Trust Committee or upon the determination of the Bankruptcy Court on a motion for cause shown. Any Trustee so removed is entitled to payment of reasonable fees and necessary expenses accrued prior to removal subject to the terms of this Agreement.

7.4           Resignation of Trustee. The Trustee may resign at any time by giving the Settlement Trust Committee at least thirty (30) days’ written notice of the Trustee’s intention to do so. In the event of a resignation, the resigning Trustee shall render to the Settlement Trust Committee a full and complete accounting of monies and assets received, disbursed, and held during the term of office of that Trustee. The resignation shall be effective on the later of (i) the date specified in the notice; (ii) the date that is thirty days (30) after the date the notice is delivered; or (iii) the date the accounting described in the preceding sentence is delivered.

7.5           Appointment of Successor Trustee. Upon the resignation, death, incapacity, or removal of a Trustee, the Settlement Trust Committee shall, by a majority vote of those members voting, appoint a successor Trustee to fill the vacancy so created. Any successor Trustee so appointed shall consent to and accept in writing the terms of this Agreement and agree that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Trustee and all of the successor Trustee’s heirs and legal and personal representatives, successors or assigns. Notwithstanding anything in this Agreement, in the event that a successor Trustee is not appointed within sixty (60) days of the occurrence or effectiveness, as applicable, of the prior Trustee’s resignation, death, incapacity, or removal, the Settkenebt Trust Committee, or any other party in interest, shall be authorized to move the Bankruptcy Court for the appointment of a successor Trustee.

- 18 -	Exhibit A: Settlement Trust Agreement

7.6           Powers and Duties of Successor Trustee. A successor Trustee shall have all the rights, privileges, powers, and duties of the predecessor Trustee under this Agreement and the Plan.

7.7           Trust Continuance. The death, incapacity, resignation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Trustee.

7.8           Compensation and Costs of Administration. The Trustee may retain and compensate professionals (including himself) as provided for in Section 12 of this Agreement. The reasonable fees and actual and necessary expenses of such professionals and the Trustee shall be paid by the Trustee upon each monthly submission of a fee statement to the Trustee and/or the Settlement Trust Committee, as applicable, in accordance with the following procedures. The Trustee shall deliver his or her invoices or fee statements to the Settlement Trust Committee before payment from the Trust Assets shall be allowed. Any professionals retained by the Trustee pursuant to this Agreement shall deliver their invoices or fee statements to the Trustee and the Settlement Trust Committee before payment from the Trust Assets shall be allowed. The Trustee and Settlement Trust Committee, as applicable, shall have twenty (20) days from the delivery of any invoice or fee statement to give notice of an objection to the fee statement to the professional seeking compensation or reimbursement (including the Trustee himself). For an objection to be valid, it shall be in writing and set forth in detail the specific fees objected to and the basis for the objection. The uncontested portion of each invoice shall be paid within twenty-five (25) days after its original delivery to the Trustee. Any objection that remains unresolved fifteen (15) days after it is made shall be submitted to the Bankruptcy Court for resolution.

- 19 -	Exhibit A: Settlement Trust Agreement

7.9           Reporting and Filing Requirements.

A.           Within 30 days after December 31 of each calendar year in which the Trust shall remain in existence, the Trustee shall file a report with the Bankruptcy Court of all Assets received by the Trust, all Available Trust Cash disbursed to Beneficiaries, all Assets held by the Trust, and all fees, income, and expenses related to the Trust during the preceding calendar year. The Trustee’s report shall be provided to the Settlement Trust Committee upon filing with the Bankruptcy Court, and shall be available to any Beneficiary upon request. For the avoidance of doubt, the submission of a Post-Confirmation Operating Report to the Court as required by the Office of the United States Trustee shall fulfill the obligations of this requirement.

B.           Within 30 days after June 30 of each calendar year in which the Trust shall remain in existence, the Trustee shall submit a report to the Settlement Trust Committee with the same information as section A above as of the preceding June 30. For the avoidance of doubt, the submission of a Post-Confirmation Operating Report to the Court as required by the Office of the United States Trustee shall fulfill the obligations of this requirement.

C.           The Trustee shall also timely prepare, file and distribute such additional statements, reports and submissions as may be necessary to cause the Trust and the Trustee to be in compliance with applicable law.

7.10         The Settlement Trust Committee.

Pursuant to the Plan, prior to Confirmation of the Plan a committee of up to three (3) creditors shall be appointed to serve as the Settlement Trust Committee shall be appointed, and each member of the Settlement Trust Committee. The Settlement Trust Committee will be entitled to vote on all matters in accordance with this Settlement Trust Agreement. Members of the Settlement Trust Committee can vote on any of the following matters in which they do not have a direct pecuniary interest: the commencement or settlement of any litigation relating to the Avoidance Actions transferred to the Trust pursuant to the Plan where the amount at issue in the case is greater than $25,000. As provided in the Plan and herein, the Settlement Trustee does not have the authority to initiate an action to recover preferences under section 547 of the Bankruptcy Code. In the case of a tie among members of the Settlement Trust Committee eligible to vote on any issue, the Settlement Trustee shall cast the deciding vote.

- 20 -	Exhibit A: Settlement Trust Agreement

The Settlement Trustee shall serve at the direction of the Settlement Trust Committee provided, however, the Settlement Trust Committee may not direct the Settlement Trustee or the members of the Settlement Trust Committee to act in a manner inconsistent with their duties under the Settlement Trust Agreement and the Plan. The Settlement Trust Committee may terminate the Settlement Trustee at any time in accordance with the provisions of this Settlement Trust Agreement or upon the determination of the Bankruptcy Court on a motion for cause shown.

Notwithstanding anything herein or in the Plan, nothing shall prevent the Settlement Trustee from taking, or failing to take, any action that, based upon the advice of counsel, it is obligated to take (or fail to take) in the performance of any fiduciary or similar duty which the Trustee owes to the Beneficiaries or any other person, including actions contrary to, or in the absence of, instruction by the Settlement Trust Committee.

- 21 -	Exhibit A: Settlement Trust Agreement

ARTICLE VIII

TRUST OBLIGATIONS

8.1           Tax Filings. The Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and any other applicable laws or regulations.

8.2           Statements to Beneficiaries. To the extent reasonably practicable unless otherwise ordered by the Bankruptcy Court or otherwise required by law, the Trustee shall, within seventy-five (75) days after the end of each calendar year, send to each Beneficiary a statement setting forth the Beneficiary’s share or items of income, gain, loss, deduction, or credit and will instruct all such holders to report such items on their federal income tax returns. Such a statement shall also be sent to each Beneficiary within seventy-five (75) days of the dissolution of the Trust. The Trust’s taxable income, gain, loss, deduction, or credit will be allocated (subject to provisions of the Plan and Confirmation Order relating to Disputed Claims) to the Beneficiaries in accordance with their relative beneficial interests in the Trust, as determined pursuant to this Agreement.

8.3           Valuation of Assets. As soon as practicable after the Effective Date, the Trustee (to the extent that he or she deems it necessary or appropriate in the reasonable exercise of his or her discretion) shall, in good faith, value the Assets, and shall include the valuation in the reports submitted pursuant to section 7.9 above. The valuation shall be used consistently by all parties (including the Debtors, the Trustee, and the Trust Beneficiaries) for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the Assets.

ARTICLE IX

MAINTENANCE OF RECORDS

9.1           Maintenance of Records. The Trustee shall maintain books and records containing a description of all property from time to time constituting the Assets and an accounting of all receipts and disbursements. Said books and records shall be open to inspection by any Beneficiary at any reasonable time during normal business hours. The Trustee shall furnish to any Beneficiary upon written request an annual statement of receipts and disbursements, including a summary of all income and expenses of the Trust.

- 22 -	Exhibit A: Settlement Trust Agreement

ARTICLE X

DURATION OF TRUST

10.1         Duration. The Trust shall become effective upon the Effective Date of the Plan, and the Trust and its provisions herein shall remain and continue in full force and effect until the Trust is terminated.

10.2         Termination. The Trust shall terminate upon the occurrence of the earlier of (a) the full liquidation, administration, and distribution of the Assets in accordance with this Agreement and the full performance of all other duties and functions of the Trustee set forth in this Agreement, the Plan, and the Confirmation Order, and (b) the fifth (5th) anniversary of the Effective Date. Such termination may be extended upon request of the Trustee, or any other party in interest, if approved by the Bankruptcy Court for cause shown prior to the termination of the Trust on motion to the Bankruptcy Court filed no earlier than six (6) months prior to the scheduled termination of the Trust.

10.3         Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until the Trustee’s duties have been fully performed, including, without limitation, such post-distribution tasks as necessary to windup the affairs of the Trust. After the termination of the Trust, the Trustee shall retain for a period of six (6) months the books, records, Beneficiary lists, and certificates and other documents and files which shall have been delivered to or created by the Trustee. At the Trustee’s discretion, all of such records and documents may, but need not, be destroyed at any time after six (6) months from the completion and winding up of the affairs of the Trust. Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final distribution of the Trust, the Trustee shall have no further duties or obligations hereunder. For the avoidance of doubt, the limitations on liability contained in sections 6.3, 6.4, 6.5 and 6.6 hereof shall apply to any actions taken by the Trustee during the course of winding up the affairs of the Trust.

- 23 -	Exhibit A: Settlement Trust Agreement

ARTICLE XI

MISCELLANEOUS

11.1         Jurisdiction. The Bankruptcy Court shall have exclusive jurisdiction over (i) the Trust and the Trustee with respect to the administration of and activities relating to the Trust, as well as (ii) any issues or disputes arising out of this Agreement; provided, however, that notwithstanding the foregoing, the Trustee shall have the power and authority to bring any action in any court of competent jurisdiction to prosecute any Avoidance Actions assigned to the Trust.

11.2         Limitation on Transferability. A beneficial interest in the Trust shall be non-assignable and non-transferable except by operation of law. An assignment or transfer shall not be effective until appropriate notification and proof thereof is submitted to the Trustee, and the Trustee may continue to pay all amounts to or for the benefit of the assigning or transferring Beneficiary until receipt of proper notification and proof of assignment or transfer. The Trustee may rely upon such proof without the requirement of any further investigation.

11.3         Notices. All notices to be given to Beneficiaries may be given by ordinary mail, or may be delivered personally, to the holders at the addresses appearing on the books kept by Trustee pursuant to the Plan. Any notice or other communication which may be or is required to be given, served, or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery addressed as follows:

- 24 -	Exhibit A: Settlement Trust Agreement

If to the Settlement Trustee:

Wayne P. Weitz

EisnerAmper LLP

750 Third Avenue

New York, NY 10017

If to the Committee:

Morris James LLP

500 Delaware Avenue, Suite 1500

Wilmington, DE 19801-1494

Attn: Eric J. Monzo

-and-

The Law Offices of Sandra E. Mayerson

136 E. 64th Street

Suite 11E

New York, NY 10065

Attn: Sandra E. Mayerson

or to such other address as may from time to time be provided in written notice by the Trustee.

11.4         No Bond. Notwithstanding any state law to the contrary, the Trustee (including any successor) shall be exempt from giving any bond or other security in any jurisdiction.

11.5         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

11.6         Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

11.7         Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or understanding of this Agreement or any provision hereof.

11.8         No Execution. All funds in the Trust shall be deemed in custodia legis until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person can bind, pledge, encumber, execute upon, garnish, or attach the Assets or the Trustee in any manner or compel payment from the Trust except by Final Order of the Bankruptcy Court. Payment will be governed solely by the Plan and this Agreement.

- 25 -	Exhibit A: Settlement Trust Agreement

11.9         Plan and Confirmation Order. To the extent that the terms of this Agreement are inconsistent with the terms set forth in the Plan, then the terms of the Plan shall govern and control. To the extent that the terms of this Agreement are inconsistent with the terms set forth in the Confirmation Order, then the terms of the Confirmation Order shall govern and control.

11.10         Intention of Parties to Establish Grantor Trust. This Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a grantor trust.

11.11         Amendment. This Agreement may only be amended with the consent of the Settlement Trust Committee or by order of the Bankruptcy Court.

11.12         Severability. If any term, provision, covenant, or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, or against its regulatory policy, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

ARTICLE XII

PROFESSIONAL FEES AND EXPENSES OF THE TRUSTEE

12.1         The compensation and reimbursement of expenses to be paid to the Trustee based on a fixed monthly fee in an amount to be determined, plus an agreed upon percentage of any recovery resulting from the Avoidance Actions. Additionally, the Trustee will be entitled to reimbursement of its actual and necessary expenses, including without limitation travel, phone, fax and courier.

- 26 -	Exhibit A: Settlement Trust Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement (or are deemed to have so executed this Agreement) as of the day and year written above.

Settlement Trustee		Axion International, Inc.

By:		By:
Name:	Wayne P. Weitz	Name:	Claude Brown
Title:	Managing Director	Title:	CEO

Axion International Holdings, Inc.

By:
		Name:	Claude Brown
		Title:	CEO

Axion Recycled Plastics Incorporated

By:
		Name:	Claude Brown
		Title:	CEO

Allen Kronstadt

APPROVED:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By:
Ricardo Camara
Addax Trading, LLC, Member

By:
Scotty McAliley
Coyote Logistics, Member

By:
Deepak Aggarwal
Sicut Enterprises Ltd., Member

- 27 -	Exhibit A: Settlement Trust Agreement

EXHIBIT B

Source and Use of Funds Schedule

[to be filed separately]

Exhibit B: Source and Use of Funds Schedule

THE DISCLOSURE STATEMENT AND PLAN HAVE NOT BEEN APPROVED BY THE BANKRUPTCY COURT

FOR CIRCULATION TO ALL CREDITORS AND INTEREST HOLDERS OR FOR THE USE IN SOLICITATION OF VOTES

EXHIBIT C

Bidding Procedures

These Revised Bidding Procedures (the “Bidding Procedures”)1 set forth the process by which Axion International Holdings, Inc. (“Axion Holdings”), Axion International, Inc. (“Axion International”), and Axion Recycled Plastics Incorporated (“Axion Recycling,” collectively, the “Debtors”), as debtors and debtors in possession in the chapter 11 cases currently pending in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) are authorized, but not directed, to conduct an auction (the “Auction”) for the sale (the “Sale”) of all or substantially all of the assets of the Debtors (such sale, the “Sale Transaction”). The Purchased Assets (defined below) and the terms and conditions upon which the Debtors contemplate consummating the Sale are further described in the plan of liquidation (the “Plan”) proposed by the Debtors, the Official Committee of Unsecured Creditors (the “Committee”), Allen Kronstadt (“Kronstadt”), Plastic Ties Financing LLC (“Plastic Ties”) and Washington Amigos LLC (or another designee of Kronstadt) (“Washington Amigos,” and collectively with Plastic Ties and Kronstadt, the “Kronstadt Parties”). A copy of the Plan is available at [——] or upon request.

Purchased Assets to Be Sold

The Debtors provide these Bidding Procedures, whereby prospective bidders may qualify for and participate in the Auction, if one occurs, thereby competing to make the highest or otherwise best offer by Lot (as defined below), or a topping bid after the price for each Lot is established, or Overriding Bid (as defined below), for the purchase of all or substantially all of the assets of the Debtors (the “Purchased Assets”) excluding (i) cash escrowed pursuant to the Term Sheet marked as Exhibit A at the hearing held on February 26, 2016 and the second interim debtor-in-possession financing order entered on February 26, 2016 [Docket No. 229] for payment to unsecured creditors and to professionals and cash otherwise needed to fund the Plan's use of funds schedule (ii) chapter 5 actions, with the exception of chapter 5 actions with respect to Industrial Rigging Service of Central Texas, Inc., and proceeds therefrom. For the avoidance of doubt, the Community Bank Collateral and the State of Ohio Collateral is excluded from the Purchased Assets.

Except as otherwise provided in a Purchase Agreement (as defined below) (including any exhibits or schedules thereto) submitted by a Successful Bidder (as defined below), all of the Debtors’ right, title and interest in and to the Purchased Assets subject thereto shall be sold free and clear of any pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon, with the exception of Permitted Encumbrances (as defined below) (collectively, the “Interests”) to the maximum extent permitted by section 363 of the Bankruptcy Code, with such Interests to attach to the net proceeds of the sale of the Purchased Assets with the same validity and priority as such Interests applied against the Purchased Assets, subject in each case to the terms of the Sale Order.

1         All capitalized terms not defined herein shall have the meaning given such terms in the Debtors’ Amended Motion for Orders (I)(A) Authorizing and Approving the Revised Bidding Procedures, (B) Approving Certain Notice Procedures, (C) Approving Credit Bid Rights, and (D) Setting a Date for the Sale Hearing; and (II) Authorizing and Approving (A) the Sale of the Debtors’ Assets, and (B) the Assumption and Assignment of Certain Contracts and Leases [Docket No. 153].

Exhibit C: Bidding Procedures

After the Auction, if one is held, at the hearing seeking confirmation of the Plan (the “Confirmation Hearing”), the Debtors will seek entry of an order from the Bankruptcy Court authorizing and approving the Sale Transaction to the Qualified Bidder or Qualified Bidders (defined below) that the Debtors (along with their advisors) determine in their sole discretion, but in consultation with the Committee, has made the highest or best offer with respect to a particular Lot or Lots (as defined below) or an Overriding Bid (as defined below) (the “Successful Bidder”).

The Bidding Process

The Debtors (along with their advisors) in their sole discretion, but in consultation with the Committee, shall (i) determine whether any person is a Qualified Bidder, (ii) coordinate the efforts of potential bidders in conducting their due diligence investigations, (iii) receive offers from Bidders (as defined below), and (iv) negotiate any offers made to acquire the Purchased Assets (collectively, the “Bidding Process”).

For the avoidance of doubt, and as set forth herein including with respect to bid requirements, Qualified Bidders may submit bids for Purchased Assets by Lot, including but not limited to:

Lot #1: Equipment and related commercial agreements and claims, and assignable commercial agreements uniquely related to the Debtors’ railroad ties business. Kronstadt may credit bid up to $5,209,295 (the “Kronstadt Secured Indebtedness”) for this Lot and Plastic Ties may credit bid for this Lot up to the aggregate amount of its loans to the Debtors as of the Auction under and pursuant to the orders [Docket Nos. 24 and 227] authorizing debtor-in-possession financing (the “Plastic Ties DIP Loan”), minus what Kronstadt and Plastic Ties may have bid on other Lots.

Lot #2: Equipment and related commercial agreements and claims, and assignable commercial agreements uniquely related to the Debtors’ construction mat business. Kronstadt may credit bid up to the Kronstadt Secured Indebtedness for this Lot and Plastic Ties may credit bid the Plastic Ties DIP Loan for this Lot, minus what Kronstadt and Plastic Ties may have bid on other Lots.

Lot #3: Equipment related to plastic reprocessing capability/business. Kronstadt may credit bid up to the Kronstadt Secured Indebtedness for this Lot and Plastic Ties may credit bid the Plastic Ties DIP Loan for this Lot, minus what Kronstadt and Plastic Ties may have bid on other Lots.

Lot #4: Equipment related to general extrusion and molding capability/business and intangible assets not uniquely related to a particular business including, but not limited to, intellectual property licenses. Kronstadt may credit bid up to the Kronstadt Secured Indebtedness for this Lot and Plastic Ties may credit bid the Plastic Ties DIP Loan for this Lot, minus what Kronstadt and Plastic Ties may have bid on other Lots.

- 2 -	Exhibit C: Bidding Procedures

Lot #5: Tangible assets other than equipment including, but not limited to, inventory, receivables, and proceeds of receivables, subject to any reductions to fund the Plan's use of funds schedule. Kronstadt may credit bid up to the Kronstadt Secured Indebtedness for this Lot and Plastic Ties may credit bid the Plastic Ties DIP Loan for this Lot, minus what Kronstadt and Plastic Ties may have bid on other Lots.

Lot #6: General causes of action, not including Avoidance Actions. Plastic Ties may credit bid the Plastic Ties DIP Loan for this Lot, minus what it has bid on other Lots.

Lot #7: Chapter 5 avoidance actions with respect to Industrial Rigging Service of Central Texas, Inc. Kronstadt may credit bid up to the Kronstadt Secured Indebtedness for this Lot minus what he has bid on other Lots.

(Lot 1 through Lot 7 collectively, shall be, the “Lots”). For avoidance of doubt there are no assets that are assigned to more than one Lot. Asset detail, including a listing of equipment by Lot, is available upon a potential bidder executing a non-disclosure agreement.

Key Dates for Potential Competing Bidders

The Bidding Procedures provide interested parties with the opportunity to qualify for and participate in an Auction to be conducted by the Debtors and to submit competing bids for the Purchased Assets. The Debtors shall assist potential bidders in conducting their respective due diligence investigations and shall accept Bids (as defined below) until April 11, 2016 at 4:00 p.m. (prevailing Eastern time) (the “Bid Deadline”).

The key dates for the sale process are as follows:

April 11, 2016 at 4:00 p.m. EDT	Bid Deadline: Due Date for Bids and Deposits

April 13, 2016 at 10:00 a.m. EDT	Auction

May 2, 2016 at 4:00 p.m. EDT	Deadline to Object to the Sale of the Assets and Cure Amounts

May 9, 2016 at 10:00a.m. EDT	Confirmation Hearing; including approval of the Sale of the Purchased Assets

Participation Requirements

In order to participate in the Bidding Process, each potential bidder, other than Plastic Ties, Kronstadt and Washington Amigos, must deliver an executed confidentiality agreement in form and substance satisfactory to the Debtors.

- 3 -	Exhibit C: Bidding Procedures

For the avoidance of doubt, to the extent the Debtors decide not to provide diligence information to a potential bidder, the Debtors shall notify counsel to the Committee of such decision and what diligence information was withheld.

A “Qualified Bidder” is a potential bidder that timely delivers an executed confidentiality agreement in form and substance satisfactory to the Debtors and any person or entity that the Debtors determine, in consultation with the Committee, is reasonably likely (based on availability of financing, experience and other considerations) to submit a bona fide offer and to be able to consummate the Sale if selected as the Successful Bidder.

The Debtors (along with their advisors) in their sole discretion, but in consultation with the Committee, shall determine if such Potential Bidder is a Qualified Bidder and shall so notify such Potential Bidder. For avoidance of doubt, the Debtors have determined that (i) Plastic Ties is a Qualified Bidder for the purpose of credit bidding the full amount of all outstanding DIP Loan obligations as of the auction date on Lots 1 through 62, and (ii) Kronstadt is a Qualified Bidder for the purpose of credit bidding the full amount of the Kronstadt Secured Indebtedness on Lots 1 through 5 and Lot 7; provided he has escrowed the $312,500 with Committee counsel prior to the expiration of the Bid Deadline. The Debtors also have determined that Washington Amigos, a Kronstadt designee, is a Qualified Bidder.

Due Diligence

The Debtors shall afford any Qualified Bidder the opportunity to conduct a reasonable due diligence review, including reasonable access to management, access to the electronic data room, other information that a Qualified Bidder may reasonably request, and such other information as to which the Debtors agree. The Debtors shall not be obligated to furnish any due diligence information after the Bid Deadline (defined below). The Debtors reserve the right to withhold any diligence materials that the Debtors reasonably determine, in consultation with the Committee, are business-sensitive or otherwise not appropriate for disclosure to a potential bidder who is a competitor of the Debtors or is affiliated with any competitor of the Debtors. Neither the Debtors nor their representatives shall be obligated to furnish information of any kind whatsoever to any person that is not determined to be a Qualified Bidder.

Each potential bidder and Qualified Bidder (as defined below) shall comply with all reasonable requests for additional information by the Debtors or their advisors regarding the ability of such Potential Bidder or Qualified Bidder, as applicable, to consummate its contemplated transaction.

All due diligence requests must be directed to Gordian Group, LLC (Attn: Damian Britt) 950 Third Avenue, 17th Floor, New York, NY 10022.

2             The DIP Loan obligation as of the Auction Date is estimated to be approximately $1,650,000 in principal. The amount of the DIP Loan obligations as of the Auction Date will be announced at the commencement of the Auction.

- 4 -	Exhibit C: Bidding Procedures

Bid Deadline

A Qualified Bidder who desires to make a bid shall deliver (unless previously delivered) to (i) counsel to the Debtors, Bayard, P.A., 222 Delaware Avenue, Suite 900, Wilmington, DE 19801 (Attn: Scott D. Cousins, Esq. and Justin R. Alberto, Esq.); (ii) counsel to the Committee, Law Offices of Sandra Mayerson, 136 E. 64th Street, Suite 11E, New York, NY 10065 (Attn: Sandra Mayerson, Esq.); (iii) Stein Sperling Bennett De Jong Driscoll PC, 25 West Middle Lane, Rockville, MD 20850 (Attn: Don Sperling, Esq.); (iv) Stevens & Lee, Demmy, etc., (v) Gordian Group, LLC, 950 Third Avenue, 17th Floor, New York, NY 10022 (Attn: Mr. Damian Britt); and (vi) counsel to the Office of the United States Trustee, 844 King Street, Suite 2207, Wilmington, DE 19801 (Attn: Natalie Cox, Esq.) (collectively, the “Notice Parties”), not later than April 11, 2016, at 4:00 p.m. (prevailing Eastern time) (the “Bid Deadline”), the following items (collectively, the “Participation Requirements”):

A.           Confidentiality Agreement. An executed confidentiality agreement in form and substance reasonably acceptable to the Debtors (each a “Confidentiality Agreement”); and

B.           Proof of Financial Ability to Perform: Written evidence, satisfactory to the Debtors, in consultation with the Committee, of a commitment for financing or other evidence of the potential bidder has the necessary financial ability to consummate the Sale Transaction and provide adequate assurance of future performance under all contracts to be assumed in such contemplated Sale Transaction. Such information should include, inter alia, the following:

(i)          the potential bidder’s current financial statements (audited if they exist); and

(ii)         any such other form of financial disclosure or credit-quality support information or enhancement reasonably acceptable to the Debtors, after consulting with the Committee, demonstrating that such potential bidder has the ability to close the contemplated Sale Transaction; provided, however, that the Debtors shall determine in their sole discretion, but in consultation with their advisors, whether the written evidence of such financial wherewithal is reasonably acceptable, and shall not unreasonably withhold acceptance of a potential bidder’s financial qualifications.

Bid Requirements

To be eligible to participate in the Auction, each bid must include the following documents (the “Required Bid Documents”):

- 5 -	Exhibit C: Bidding Procedures

A.           Executed Agreement: Each Bid must include a legally binding asset purchase agreement, executed by such Qualified Bidder (a “Purchase Agreement”), subject to the approval of the Bankruptcy Court, pursuant to which such Qualified Bidder would acquire the Lots on which it is bidding if deemed a Successful Bidder (defined below) as to any Lot or Lots. Each Purchase Agreement must provide a commitment to close within three business days after all closing conditions are met. The Debtors will consider proposals on a Lot by Lot basis subject to the Overriding Bid discussed below. If a bid is made for multiple Lots then it must allocate value among the Lots included in the bid. Debtors (along with their advisors) in their sole discretion, but in consultation with the Committee, may evaluate all bids whether made for one, some or all Lots or a portion of a Lot to determine whether such bid in conjunction with other bids maximizes the value of the Debtors’ estate.

B.           Designation of Assets: If a Bid is made for only a portion of a Lot, the Bid must identify any and all such assets or combinations of assets the Qualified Bidder proposes to acquire. Each Bid may also include executory contracts and unexpired leases that the Qualified Bidder seeks to be assumed and assigned to it at closing. THE DEBTORS make no representations or warranties regarding the condition of the Acquired Assets at Closing AND ANY SALE TRANSACTION WILL BE on an AS-IS / WHERE-IS basis.

C.           Designation of Assigned Contracts and Leases: A Bid must identify any and all executory contracts and unexpired leases of the Debtors that the Bidder wishes to be assumed and assigned to the Qualified Bidder at closing, pursuant to the Purchase Agreement; provided, however, that the Qualified Bidder shall have a right to modify the list of such executory contracts and unexpired leases at any time prior to closing. A Qualified Bidder must assume all cure costs in relation to such executory contracts and unexpired leases.

D.           Designation of Assumed Liabilities: A Bid must identify all liabilities which the Qualified Bidder proposes to assume, including cure costs, if any.

E.           Corporate Authority: A Bid must include written evidence reasonably acceptable to the Debtors, in consultation with the Committee, demonstrating appropriate corporate authorization with respect to the submission, execution, delivery and closing of the Purchase Agreement; provided that, if the Qualified Bidder is an entity specially formed for the purpose of effectuating the Purchase Agreement, then the Qualified Bidder must furnish written evidence reasonably acceptable to the Debtors, in consultation with the Committee, of the approval of the Purchase Agreement by the equity holder(s) of such Qualified Bidder.

F.           Disclosure of Identity of Bidder: A Bid must fully disclose the identity and contact information of each entity that will be bidding for or purchasing the Purchased Assets or otherwise participating in connection with such Bid.

- 6 -	Exhibit C: Bidding Procedures

G.           Regulatory and Third Party Approvals: A Bid must set forth each regulatory and third-party approval required for the Qualified Bidder to consummate the Purchase Agreement, and the time period within which the Qualified Bidder expects to receive such regulatory and third-party approvals (and in the case that receipt of any such regulatory or third-party approval is expected to take more than fifteen (15) days following execution and delivery of the Purchase Agreement, those actions the Qualified Bidder will take to ensure receipt of such approval(s) as promptly as possible).

H.           Contingencies: Each Bid may not be conditioned on obtaining financing or any internal approval, or on the outcome or review of due diligence, but may be subject to the accuracy in all material respects at the closing of specified representations and warranties or the satisfaction in all material respects at the closing of specified conditions.

I.           Irrevocable: Each Bid must be irrevocable until the Confirmation Hearing (defined below); provided, however, that the Successful Bid(s) and the Back-Up Bid(s) (defined below) shall remain open and shall be irrevocable until the earlier of (i) 30 days after the Confirmation Hearing or (ii) consummation of the Sale contemplated by the asset purchase agreement with the Successful Bidder or the Back-Up Bidder, as the case may be.

J.           Compliance with Information Requests. The Qualified Bidder submitting the Bid must have complied with reasonable requests for additional information from the Debtors (as described above) to the reasonable satisfaction of the Debtors.

K.          No Fees Payable to Qualified Bidder. A Bid may not request or entitle the Qualified Bidder to any break-up fee, termination fee, expense reimbursement or similar type of payment or reimbursement. Moreover, by submitting a Bid a Bidder shall be deemed to waive the right to pursue a substantial contribution claim under section 503 of the Bankruptcy Code related in any way to the submission of its Bid or the Bidding Procedures.

L.           Good Faith Deposit: Each Bid, with the exception of a credit bid by Kronstadt or Plastic Ties, must be accompanied by a cash deposit in the amount of ten percent (10%) of the proposed purchase price contained in the Purchase Agreement, before any reductions for assumed indebtedness, to an interest-bearing escrow account to be identified and established by the Debtors (the “Good Faith Deposit”). Each Bid must provide that the Bidder will forfeit its Good Faith Deposit as liquidated damages if such Bidder defaults under or revokes the contemplated Sale Transaction prior to the consummation of the Proposed Sale with the Successful Bidder (defined below). A Bidder shall forfeit the Good Faith Deposit if (i) the Bidder is determined to be a Qualified Bidder and withdraws its bid before the Bankruptcy Court approved the Debtors’ selection of the winning bid, and/or (ii) withdraws or breaches the Purchase Agreement without Debtors’ consent before consummation of the sale.

- 7 -	Exhibit C: Bidding Procedures

M.           Plastic Ties Credit Bid: Plastic Ties shall be entitled to credit bid all or a portion of its Plastic Ties DIP Loan claims on Lots 1 through 6. Credit bids by Plastic Ties will be considered and accepted or rejected by the Debtors in the same manner as bids by other Qualified Bidders. At all relevant times, Plastic Ties shall be deemed a Qualified Bidder.

N.           Kronstadt Credit Bid: Kronstadt shall be entitled to credit bid all or a portion of the Kronstadt Secured Indebtedness on Lots 1 through 5 and Lot 7; provided that Kronstadt escrows $312,500 with Committee counsel prior to the expiration of the Bid Deadline. Credit bids by Kronstadt will be considered and accepted or rejected by the Debtors in the same manner as bids by other Qualified Bidders. At all relevant times, Kronstadt shall be deemed a Qualified Bidder.

O.           Other: Such other information as reasonably requested by the Debtors.

A bid from a Qualified Bidder will be considered to be a qualified competing bid (a “Qualified Competing Bid”) only if the bid is received by the Notice Parties by the Bid Deadline, includes all of the Required Bid Documents, and acknowledges and represents that the Qualified Bidder (i) has had an opportunity to conduct any and all due diligence regarding the Purchased Assets prior to making its bid, (ii) has relied solely on its own independent review, investigation, and inspection of any documents and the Purchased Assets in making its bid, and (iii) did not rely on any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Purchased Assets, or the completeness of any information provided in connection therewith or the Auction.

The Debtors shall inform counsel to Plastic Ties, Kronstadt and Washington Amigos and any other Qualified Bidder whether the Debtors will consider any bid to be a Qualified Bid no later than two (2) days (to the extent practicable) before the Auction. The Debtors shall further provide at that time a copy of all Qualified Bids (if any) to counsel to Plastic Ties, Kronstadt and Washington Amigos, all Qualified Bidders (if any) and the Committee.

For the avoidance of doubt, neither Kronstadt, Plastic Ties, nor Washington Amigos is required to submit the Required Bid Documents by the Bid Deadline, and their rights to credit bid, otherwise bid and submit an Overriding Bid, are preserved as set forth herein; but they shall submit a bid or bids by the Bid Deadline setting forth their credit and such other bids for the Purchased Assets.

As Is, Where Is

The sale of the Purchased Assets shall be on an “as is, where is” basis and without representations or warranties of any kind, nature or description by the Debtors, their agents or estates or any other party, except to the extent set forth in the Purchase Agreement of the Successful Bidder.

- 8 -	Exhibit C: Bidding Procedures

Sale Free and Clear

All of the Debtors’ right, title and interest in and to the Purchased Assets shall be sold free and clear of all agreements, obligations, disabilities, claims, security interests, liens, pledges, restrictions, tenancies, mortgages and encumbrances of any nature whatsoever (other than obligations with respect to the Assumed Contracts and Assumed Liabilities, if any) in accordance with section 363 of the Bankruptcy Code, except for the following (collectively referred to as “Permitted Encumbrances”):

A.           statutory liens for current Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves, including an ad valorem tax lien of McClennan County in the amount of $143,100.60 as of February 9, 2016 (to the extent such lien and claim is permitted and allowed and applicable to any Purchased Lot);

B.           mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Purchased Assets;;

C.           easements, rights of way, zoning ordinances and other similar encumbrances affecting Leased Real Property which are not, individually or in the aggregate, material to the Business or the Purchased Assets, which do not prohibit or interfere with the current operation of any Leased Real Property and which do not render title to any Leased Real Property unmarketable;

D.           liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Business or the Purchased Assets; and

E.           the rights of a governmental authority for enforcement of any police or regulatory liability under which a purchaser of property would otherwise be liable as a current owner or operator after the date of purchase, if any.

Auction

If no Qualified Bid (other than the credit bids of Plastic Ties and Kronstadt) is received by the Notice Parties by the Bid Deadline, the Debtors shall not conduct the Auction and shall accept the credit bids of Plastic Ties and Kronstadt, in which case the credit bids of Plastic Ties and Kronstadt shall be the Successful Bid and Plastic Ties and Kronstadt shall be the Successful Bidders. Notwithstanding anything herein to the contrary, the Debtors shall not be required to determine that any bid is the Baseline Bid and may determine not to hold an Auction if the Debtors, in consultation with the Committee, determine the bids to be inadequate.

- 9 -	Exhibit C: Bidding Procedures

If one or more Qualified Competing Bids (other than the credit bids of Plastic Ties and Kronstadt) are received by the Notice Parties by the Bid Deadline, the Debtors may conduct the Auction to determine the highest or otherwise best bid or bids for the Purchased Assets. The Debtors shall make this determination in their discretion, but shall consult with the Committee, and the determination shall take into account any factors the Debtors, in consultation with the Committee, reasonably deem relevant to the value of the Qualified Bid to the estates and may include, but are not limited to, the following: (a) the amount and nature of the consideration, including any assumed liabilities; (b) the terms in the Purchase Agreement submitted by each Qualified Bidder; (c) the extent to which such terms are likely to delay closing of the sale of the Debtors’ assets and the cost to the Debtors of such terms or delay; (d) the total consideration to be received by the Debtors; (e) the likelihood of the Qualified Bidder’s ability to close a transaction and the timing thereof; (f) the net benefit to the Debtors’ estates; and (g) any other qualitative or quantitative factor the Debtors, in consultation with the Committee, deem reasonably appropriate under the circumstances (collectively, the “Bid Assessment Criteria”).

The Auction shall commence at 10:00 a.m. (prevailing Eastern time) on April 13, 2016 at the offices of Bayard, P.A., 222 Delaware Avenue, Suite 900, Wilmington, Delaware 19801, or such other time or other place as agreed to by the Debtors in consultation with the Committee. If the location of the auction changes, the Debtors shall file a notice with the Court and post the same on the website maintained by the Debtors’ claims and noticing agent.

Only the Debtors, Plastic Ties, Kronstadt and all Qualified Bidders who have submitted a Qualified Competing Bid are eligible to participate at the Auction (such attendance to be in person). Each Qualified Bidder in attendance shall confirm that it has not engaged in any collusion with respect to the bidding or the sale. Only Plastic Ties, Kronstadt and other Qualified Bidders may make any subsequent Qualified Bids at the Auction. Subject to the foregoing participation limitations, the Auction will be conducted openly and all creditors of the Debtors will be permitted to attend.

The Debtors and their professionals shall direct and preside over the Auction and the Auction shall be transcribed. Other than as expressly set forth herein, the Debtors may conduct the Auction in the manner they reasonably determine in their and their advisors’ discretion, but in consultation with the Committee, will result in the highest or otherwise best offer for any of the Debtors’ assets. The Debtors shall use their best efforts to provide each Qualified Bidder participating in the Auction in regard to a particular Lot with a copy of the Purchase Agreement associated with the highest or otherwise best Competing Qualified Bid for the Lot received by the Notice Parties by the Bid Deadline (such highest or otherwise best Qualified Bid the “Auction Baseline Bid”). For purposes of the collateral subject to the DIP Loan obligations (Lots 1 through 6) or Kronstadt Secured Indebtedness (Lots 1 through 5 and Lot 7), the credit bids of Plastic Ties and Kronstadt shall be the Auction Baseline Bid for those assets, respectively, unless a Qualified Bid is received for any such Lots by the Bid Deadline in excess of the credit bid, in which case such bid in excess of the credit bid shall be the Auction Baseline Bid for such Lot. In addition, at the start of the Auction, the Debtors shall describe the terms of the Auction Baseline Bid. Each Qualified Bidder participating in the Auction must confirm that it (a) has not engaged in any collusion with respect to the bidding or sale of any of the assets described herein, (b) has reviewed, understands and accepts the Bidding Procedures and (c) has consented to the core jurisdiction of the Bankruptcy Court (as described more fully below).

- 10 -	Exhibit C: Bidding Procedures

The Debtors are authorized to conduct the Auction in accordance with such procedures and requirements as may be established at the discretion of the Debtors and their counsel, in consultation with counsel to the Committee, which rules may include the determination of the amount of time between Qualified Bids, whether to adjourn the Auction at any time and from time to time, the conducting of multiple rounds of open or sealed bidding with notice only to the parties entitled to attend the Auction, and to declare that the Auction has ended when no further Bids are timely made or otherwise.

During the Auction, bidding shall begin initially with the Auction Baseline Bid. Any overbid (an “Overbid”) must provide consideration of at least $10,000 higher than the previous bid. The Debtors reserve the right to announce reductions or increases in the minimum incremental bids at any time during the Auction. Additional consideration in excess of the amount set forth in the Auction Baseline Bid may include a combination of cash and assumed debt obligations including any proposed treatment of contracts, leases and contract cure amounts. Each Overbid must comply with the conditions for a Qualified Bid set forth above other than the Minimum Initial Bid requirement. Any Overbid made by a Qualified Bidder must remain open and binding on the Qualified Bidder until the conclusion of the Auction (or later if it constitutes the Successful Bid or the Backup Bid). The Debtors shall announce at the Auction the material terms of each Overbid, the total amount of consideration offered in each such Overbid, and the basis for calculating such total consideration and such other terms as the Debtors reasonably determine, in consultation with the Committee, will facilitate the Auction.

Once bidding on the Lots has concluded, any Qualified Bidder shall have the option to submit a final bid (an “Overriding Bid”), which includes their credit bids, if applicable, on multiple Lots or all Lots, which will be factored into determining the Successful Bid or Successful Bids (each defined below).

The Auction shall continue until there is only one offer or combination of offers that the Debtors in their discretion determine in their business judgment, but in consultation with the Committee, and subject to court approval, are the highest and otherwise best offer or offers from among the bids submitted at the Auction (the “Successful Bid” or “Successful Bids”). In making this decision, the Debtors may consider all relevant factors including, without limitation, the amount of the purchase price, the net benefit to the Debtors’ estates, the form of consideration being offered, the likelihood of the Qualified Bidder’s ability to close a transaction and the timing thereof. The Qualified Bidder or Bidders submitting the Successful Bid shall become the “Successful Bidder” for the respective Lot or Lots. Prior to the commencement of the Confirmation Hearing, the Successful Bidder shall complete and sign all agreements and documents as necessary to bind the Successful Bidder to all of the terms and conditions contemplated by the Successful Bid.

Promptly following the Debtors’ selection of the Successful Bid and the conclusion of the Auction, the Debtors shall announce the Successful Bid and Successful Bidder and shall file with the Bankruptcy Court notice of the Successful Bid and Successful Bidder within five (5) hours of the conclusion of the Auction. The Debtors shall not be deemed to have finally accepted any Qualified Bid unless and until such Qualified Bid and the Debtors’ acceptance thereof have been authorized by order of the Bankruptcy Court following the conclusion of the Confirmation Hearing.

- 11 -	Exhibit C: Bidding Procedures

Backup Bidder

Notwithstanding anything in the Bidding Procedures to the contrary, if an Auction is conducted, the Qualified Bidder or Bidders with the next highest or otherwise best Bid or Bids at the Auction, as determined by the Debtors, in the exercise of their business judgment, will be designated as the backup bidder (the “Backup Bidder”). The Backup Bidder shall be required to keep its initial Bid (or if the Backup Bidder submitted one or more Overbids at the Auction, the Backup Bidder’s final Overbid) (the “Backup Bid”) open and irrevocable until the earlier of (i) 5:00 p.m. (prevailing Eastern time) on the date that is thirty (30) days after the date of the Confirmation Hearing (the “Outside Backup Date”), or (ii) the closing of the transaction with the Successful Bidder.

Following the Confirmation Hearing, if the Successful Bidder (as defined below) fails to consummate an approved transaction, the Backup Bidder will be deemed to have the new prevailing bid, and the Debtors will be authorized, without further order of the Bankruptcy Court, to consummate the transaction with the Backup Bidder.

Hearing

The Debtors shall seek approval of the Sale and Successful Bid or Successful Bids at the Confirmation Hearing held on May 9, 2016, at 10:00 a.m. (prevailing Eastern time) (the “Confirmation Hearing”) at the Bankruptcy Court, but may be adjourned or rescheduled by an announcement of the adjourned date at the Confirmation Hearing and upon the subsequent filing of a notice reflecting the adjournment or as directed by the Bankruptcy Court. At the Confirmation Hearing, the Debtors shall seek entry of an order, authorizing and approving Sale Transactions in accordance with the determination of the Successful bid(s).

Following the Confirmation Hearing, in the event that the approved Sale Transaction is not consummated, the Debtors may seek to consummate Sale Transactions with respect to Backup Bids, as disclosed at the Confirmation Hearing. The Debtors shall be authorized, but not required, to consummate the sale to the Successful Bidders with respect to the Backup Bids without further notice or order of the Bankruptcy Court.

Return of Good Faith Deposit

The Debtors shall refund to those Qualified Bidders who are neither the Successful Bidder nor the Backup Bidder the Good Faith Deposit received from such bidders within five (5) business days after the Confirmation Hearing. The Good Faith Deposits of the bidders who have submitted the Successful Bid and the Backup Bid shall be held until the later of (i) 30 days after the Confirmation Hearing or (ii) consummation of a sale with the Successful Bidder or the Second Place Bidder, as the case may be. The Debtors are under no obligation to earn interest on any Good Faith Deposit. The Committee shall refund to Kronstadt the $312,500 escrowed as a condition of his credit bid rights hereunder in the event he is not the Successful Bidder for Lots 1 through 5, inclusive.

- 12 -	Exhibit C: Bidding Procedures

Forfeiture of Good Faith Deposit

If a Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the Debtors shall have no obligation to return the Good Faith Deposit to such Successful Bidder, and such Good Faith Deposit shall irrevocably become property of the Debtors (subject to existing applicable liens) and the Debtors shall retain the Successful Bidder’s Good Faith Deposit as liquidated damages, notwithstanding the consummation of any sale transaction with another Qualified Bidder at the highest price bid by such Qualified Bidder at the Auction. Following the approval of the sale of the Acquired Assets to the Successful Bidder at the Confirmation Hearing, if such Successful Bidder fails to consummate an approved sale within thirty (30) days after entry of an Order approving the Sale, the Debtors shall be authorized, but not required, to deem the Back-Up Bid, as disclosed at the Confirmation Hearing, the Successful Bid, and the Debtors, in consultation with Committee, shall be authorized, but not required, to consummate the sale with the Back-Up Bidder submitting such Back-Up Bid without further order of the Bankruptcy Court.

Reservation of Rights of the Debtor

Except as otherwise provided in the Bidding Procedures or the Bidding Procedures Order, the Debtors further reserve the right in their discretion to, but all in consultation with the Committee: (a) not conduct an Auction, (b) determine which bidders are Qualified Bidders; (c) determine which Bids are Qualified Bids; (d) determine which Qualified Bid is the highest or best proposal and which is the next highest or best proposal; (e) reject at any time before entry of the Sale Order approving the Successful Bid any Bid that is (1) inadequate or insufficient, (2) not in conformity with the requirements of the Bidding Procedures or the requirements of the Bankruptcy Code or (3) contrary to the best interests of the Debtors and their estates; (f) waive terms and conditions set forth herein with respect to all potential bidders; (g) impose additional terms and conditions with respect to all potential bidders; (h)  extend the deadlines set forth herein; (i)  continue or cancel the Auction and/or Confirmation Hearing in open court without further notice; (j) in the Debtors’ business judgment, withdraw any asset from the process outlined herein at any time prior to the Confirmation Hearing; and (k)  modify the Bidding Procedures and implement additional procedural rules that the Debtors determine, in their reasonable business judgment, will better promote the goals of the bidding process and discharge the Debtors’ fiduciary duties and are not inconsistent with any Bankruptcy Court order or these Bidding Procedures.

Modifications

The Debtors (along with their advisors) in their sole discretion, but in consultation with the Committee, may adopt, implement, and/or waive such other, additional or existing procedures or requirements that serves to further an orderly Auction and bid process without further notice except to those parties that would be entitled to attend at an Auction or participated in the Auction, as appropriate including, but not limited to (a) the imposition of a requirement that all Qualified Bidders submit sealed Qualified Bids during the Auction; (b) waiver of the terms and conditions set forth herein with respect to any or all potential bidders, (c) imposition of additional terms and conditions with respect to any or all potential bidders, (d) extending the deadlines set forth herein, (e) canceling the sale of the Acquired Assets and/or Confirmation Hearing in open court without further notice; and (f) amend the Bid Procedures as they may determine to be in the best interests of their estates or to withdraw the Motion at any time with or without prejudice.

- 13 -	Exhibit C: Bidding Procedures